Exhibit 99.2

THIS PLAN IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCE OR REJECTION MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN CONDITIONALLY APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THE PLAN IS SUBJECT TO CHANGE. THIS PLAN IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
BRISTOW GROUP INC., et al.,[1]	)	Case No. 19-32713 (DRJ)
)
Debtors.	)	Jointly Administered
)

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF BRISTOW GROUP INC. AND ITS DEBTOR AFFILIATES

James R. Prince, State Bar No. 00784791	Richard G. Mason (pro hac vice)
Omar J. Alaniz, State Bar No. 24040402	Amy R. Wolf (pro hac vice)
Kevin Chiu, State Bar No. 24109723	WACHTELL, LIPTON, ROSEN & KATZ
BAKER BOTTS L.L.P.	51 West 52nd Street
2001 Ross Avenue, Suite 900	New York, New York 10019
Dallas, Texas 75201-2980	Telephone: (212) 403-1000
Telephone: (214) 953-6500	Facsimile: (212) 403-2000
Facsimile: (214) 953-6503	Email: rgmason@wlrk.com
Email: jim.prince@bakerbotts.com omar.alaniz@bakerbotts.com kevin.chiu@bakerbotts.com	arwolf@wlrk.com

-and-

Emanuel C. Grillo (pro hac vice)
Chris Newcomb (pro hac vice)
BAKER BOTTS L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4498
Telephone: (212) 408-2500
Facsimile: (212) 408-2501
Email: emanuel.grillo@bakerbotts.com
chris.newcomb@bakerbotts.com

Co-Counsel to the Debtors and Debtors in Possession

Dated: August 1, 2019

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are: Bristow Group Inc. (9819), BHNA Holdings Inc. (8862), Bristow Alaska Inc. (8121), Bristow Helicopters Inc. (8733), Bristow U.S. Leasing LLC (2451), Bristow U.S. LLC (2904), BriLog Leasing Ltd. (9764), and Bristow Equipment Leasing Ltd. (9303). The corporate headquarters and the mailing address for the Debtors listed above is 2103 City West Blvd., 4th Floor, Houston, Texas 77042.

TABLE OF CONTENTS (CONT’D)

ii

TABLE OF CONTENTS (CONT’D)

iii

INTRODUCTION

Bristow Group Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases propose this joint chapter 11 plan of reorganization pursuant to chapter 11 of title 11 of the United States Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof. Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan does not contemplate substantive consolidation of any of the Debtors. The classification of Claims and Interests set forth in Article III of the Plan should be deemed to apply separately to each Debtor, as applicable.

Reference is made to the accompanying Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates for a discussion of the Debtors’ history, business, properties and operations, valuation, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

1. “1145 Eligible Holder” means each Holder of a Claim (as of the Distribution Record Date) that is acquiring the 1145 Rights Offering Stock for its own account.

2. “1145 Rights Offering” means the rights offering for shares of New Common Stock to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code, in accordance with the 1145 Rights Offering Procedures.

3. “1145 Rights Offering Procedures” means the procedures attached as an exhibit to the Conditional Disclosure Statement Order.2

4. “1145 Rights Offering Stock” means the New Common Stock issued pursuant to the 1145 Rights Offering.

5. “1145 Subscription Rights” means the rights to purchase 1145 Rights Offering Stock pursuant to the 1145 Rights Offering at a per share purchase price of $36.37.

6. “2019 Term Loan Amendment Fee” means Cash in an aggregate amount of $562,500.

7. “2019 Term Loan Facility” means that certain prepetition secured term loan facility due May 2022 in the aggregate principal amount of $75,000,000, provided pursuant to the 2019 Term Loan Facility Credit Agreement.

8. “2019 Term Loan Facility Agent” means Ankura Trust Company, LLC solely in its capacity as administrative agent under the 2019 Term Loan Facility.

[2]

[Note: The 1145 Rights Offering Procedures and the 4(a)(2) Rights Offering Procedures shall be filed with the Court prior to the hearing on the entry of the Conditional Disclosure Statement Order, and such procedures shall contain additional information and detail regarding the Rights Offering.]

9. “2019 Term Loan Facility Claim” means any Claim against any of the Debtors arising from or based upon the 2019 Term Loan Facility.

10. “2019 Term Loan Facility Credit Agreement” means that certain Term Loan Credit Agreement dated as of May 10, 2019, as amended, modified or supplemented from time to time among Bristow Parent and its non-Debtor affiliate Bristow Holdings Company Ltd. III (Cayman Islands), as borrowers, the guarantors from time to time party thereto, certain Holders of Secured Notes, as lenders, and the 2019 Term Loan Facility Agent, as administrative agent and collateral agent.

11. “4(a)(2) Eligible Holder” means each holder (as of the Distribution Record Date) of a Claim that is an “accredited investor” (as defined in Rule 501(a) under the Securities Act) or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act and that is acquiring the 4(a)(2) Rights Offering Stock for its own account.

12. “4(a)(2) Rights Offering” means the rights offering for New Common Stock and New Preferred Stock to be conducted in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in accordance with the 4(a)(2) Rights Offering Procedures.

13. “4(a)(2) Rights Offering Procedures” means the procedures attached as an exhibit to the Conditional Disclosure Statement Order.3

14. “4(a)(2) Rights Offering Stock” means the New Common Stock and New Preferred Stock issued pursuant to the 4(a)(2) Rights Offering.

15. “4(a)(2) Subscription Rights” means the rights to purchase 4(a)(2) Rights Offering Stock at a per share purchase price of $36.37.

16. “Administrative Claim” means a Claim against any of the Debtors on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) Allowed DIP Facility Claims; (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (e) the Backstop Commitment Fee and the Equitization Consent Fee (which, in the case of this clause (e), are each deemed to be an Allowed Administrative Claim pursuant to the Confirmation Order).

17. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Fee Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

18. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

19. “Allowed” means, with respect to any Claim against any of the Debtors, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim Filed by the Claims Bar Date (or such other date as agreed by the Debtors pursuant to the Bar Date Order) or a request for payment of an Administrative Claim Filed by the Administrative Claims Bar Date, as applicable (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order, a Proof of Claim or request for payment of Administrative Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not Disputed,

[3]

[Note: The 1145 Rights Offering Procedures and the 4(a)(2) Rights Offering Procedures shall be filed with the Court prior to the hearing on the entry of the Conditional Disclosure Statement, and such procedures shall contain additional information and detail regarding the Rights Offering.]

and for which no contrary or superseding Proof of Claim, as applicable, has been timely Filed; or (c) a Claim allowed pursuant to the Plan or a Final Order; provided, that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim has been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no contrary or superseding Proof of Claim is or has been timely Filed, or that is not or has not been Allowed by a Final Order, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. For the avoidance of doubt, a Proof of Claim Filed after the Claims Bar Date or a request for payment of an Administrative Claim Filed after the Administrative Claims Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings.

20. “Amended and Restated 2019 Term Loan Credit Agreement” means an amended and restated version of the 2019 Term Loan Credit Agreement to be entered into by the applicable Debtors, if the Debtors do not enter into the Exit Facility on or prior to the Effective Date, in any case secured by a first lien on substantially all assets of the Reorganized Debtors and their non-Debtor Affiliates (subject to customary and other agreed exclusions), with the same maturity and interest rate as set forth in the 2019 Term Loan Credit Agreement, and with amendments only to the prepayment, financial, reporting and other affirmative and negative covenants in the 2019 Term Loan Credit Agreement, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

21. “Amended and Restated 2019 Term Loan Facility” means the secured credit facility that Reorganized Bristow Parent and certain other Reorganized Debtors will enter into on the Effective Date in accordance with the Amended and Restated 2019 Term Loan Credit Agreement, if the Debtors do not enter into the Exit Facility on or prior to the Effective Date.

22. “Amended and Restated 2019 Term Loan Facility Agent” means the entity identified in the Plan Supplement as administrative and collateral agent under the Amended and Restated 2019 Term Loan Credit Agreement, solely in its capacity as such.

23. “Amended and Restated 2019 Term Loan Facility Lenders” means those certain lenders from time to time party to the Amended and Restated 2019 Term Loan Credit Agreement, solely in their capacity as such.

24. “Amended and Restated 2019 Term Loan Documents” means, collectively, the Amended and Restated 2019 Term Loan Credit Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

25. “Backstop Commitment Agreement” means that certain backstop commitment agreement, entered into and dated as of July 24, 2019, pursuant to which the Backstop Commitment Parties have agreed to backstop the Rights Offering, as may be amended or modified from time to time in accordance with the terms thereof and the Restructuring Support Agreement and which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

26. “Backstop Commitment Fee” has the meaning ascribed to such term in the Backstop Commitment Agreement, and shall be equal to 5.83% of the New Stock on a fully-diluted basis (except for the New Stock to be issued pursuant to the Management Incentive Plan).

27. “Backstop Commitment Parties” means at any time and from time to time, the parties that have committed to backstop the Rights Offering and are signatories to the Backstop Commitment Agreement, solely in their capacities as such, to the extent provided in the Backstop Commitment Agreement.

28. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

29. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of Texas.

30. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code, and the general, local, and chambers rules of the Bankruptcy Court.

31. “Bar Date Order” means the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests and (IV) Approving Notice of Bar Dates [Docket No. 392] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

32. “Bristow Parent” means Bristow Group Inc.

33. “Business Day” means a day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

34. “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

35. “Causes of Action” means any and all claims, controversies, actions, proceedings, controversies, reimbursement claims, contribution claims, recoupment rights, interests, debts, third-party claims, indemnity claims, damages, remedies, causes of action, demands, rights, suits, obligations, liabilities, accounts, judgments, defenses, affirmative defenses, offsets, powers, privileges, licenses, franchises, avoidance actions, counterclaims and cross-claims, of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, asserted or unasserted, direct or indirect, assertible directly or derivatively, choate or inchoate, reduced to judgment or otherwise, secured or unsecured, whether arising before, on, or after the Petition Date, in tort, law, equity, or otherwise pursuant to any theory of law. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claim for fraudulent transfer or similar claim pursuant to any state or foreign law.

36. “Certificate” means any instrument evidencing a Claim or an Interest.

37. “Chapter 11 Cases” means, when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

38. “Citizenship Certification” means a certification regarding the citizenship of a holder in the form approved by the Conditional Disclosure Statement Order or such other form that may be acceptable to the Debtors.

39. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

40. “Claims Bar Date” means the applicable deadline by which Proofs of Claim must be Filed, as established by: (a) the Bar Date Order; (b) a Final Order of the Bankruptcy Court; or (c) the Plan.

41. “Claims Register” means the official register of Claims maintained by the Solicitation Agent or the clerk of the Bankruptcy Court.

42. “Class” means a category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

43. “Collateral” means any property or interest in property of the Estate of any Debtor subject to a Lien, charge, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, or other encumbrance is not subject to a Final Order ordering the remedy of avoidance of any such Lien, charge, or other encumbrance under the Bankruptcy Code.

44. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, compensation, and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs and payments, life and accidental death and dismemberment insurance plans, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ and their Affiliates’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries.

45. “Conditional Disclosure Statement Order” means the order, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement, entered by the Bankruptcy Court conditionally approving the Disclosure Statement and the Solicitation Materials, and allowing solicitation of the Plan to commence, entered on [•], 2019 [Docket No. [•]], (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

46. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

47. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

48. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to (a) consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code and (b) consider final approval of the Disclosure Statement, the Solicitation Materials, the Restructuring Support Agreement, and the Backstop Commitment Agreement.

49. “Confirmation Order” means the order of the Bankruptcy Court, the form and substance of which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement, confirming the Plan pursuant to section 1129 of the Bankruptcy Code and providing final approval of the Disclosure Statement, the Solicitation Materials, the Restructuring Support Agreement, and the Backstop Commitment Agreement.

50. “Consummation” or “Consummated” means the occurrence of the Effective Date.

51. “Convertible Notes” means the 4.50% Convertible Senior Notes due 2023, issued in an original principal amount of approximately $143,750,000 pursuant to the Convertible Notes Indenture.

52. “Convertible Notes Indenture” means that certain indenture, dated as of December 18, 2017, as amended, modified or supplemented from time to time, for the Convertible Notes, among Bristow Parent, as issuer, the Guarantor Subsidiaries, as guarantors, and the Convertible Notes Indenture Trustee, as trustee.

53. “Convertible Notes Indenture Trustee” means Delaware Trust Company, and any successor thereto, solely in its capacity as successor trustee under the Convertible Notes Indenture.

54. “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 179], as may be reconstituted from time to time.

55. “Cure Costs” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties to such Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

56. “Cure Notice” means any notice that sets forth the proposed Cure Costs under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the applicable Debtors under the Plan, which notice shall include (a) procedures for objecting to proposed assumptions or assignments of the applicable Executory Contracts and/or Unexpired Leases, (b) the Cure Costs proposed to be paid in connection therewith, and (c) procedures for resolution by the Bankruptcy Court of any related dispute.

57. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors for current or former directors’, managers’, officers’, and/or employees’ liability.

58. “Debtors” means, collectively, Bristow Group Inc., BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, BriLog Leasing Ltd., and Bristow Equipment Leasing Ltd.

59. “DIP Facility” means that certain $150,000,000 senior secured term loan credit facility provided pursuant to the DIP Facility Credit Agreement.

60. “DIP Facility Agent” means Ankura Trust Company, LLC, or any successor thereto, solely in its capacity as administrative agent and collateral agent under the DIP Facility Credit Agreement.

61. “DIP Facility Claim” means any Claim, including for any Equitization Consent Fee if applicable, held by any of the DIP Facility Lenders or the DIP Facility Agent arising under or related to the DIP Facility Credit Agreement.

62. “DIP Facility Credit Agreement” means that certain Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of August [•], 2019, by and among Bristow Parent, as parent borrower, Bristow Holdings Company Ltd. III, as co-borrower, each of the other Debtors and non-Debtor Affiliates, as guarantors, each of the lenders from time to time party thereto, and the DIP Facility Agent, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

63. “DIP Facility Lenders” means those certain lenders from time to time party to the DIP Facility Credit Agreement, solely in their capacity as such.

64. “DIP Order” means the Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Continue to Use Cash Collateral, (C) Granting Liens and Providing Superpriority Administrative Expense Status, (D) Modifying the Automatic Stay, and (E) Granting Related Relief [Docket No. [•]] (as amended, modified, or supplemented from time to time in accordance with the terms thereof), which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

65. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

66. “Disputed” means, as to any Claim or Interest (or any portion thereof), a Claim or Interest: (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law; (d) as to which a timely objection or request for estimation has been Filed and not withdrawn; or (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

67. “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select (with the consent of the Required RSA Parties) to make or to facilitate distributions in accordance with the Plan.

68. “Distribution Date” means, except as otherwise set forth herein and except distributions to holders of public securities, the date or dates determined by the Debtors or the Reorganized Debtors (in consultation with the Required RSA Parties), on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims and Interests entitled to receive distributions under the Plan.

69. “Distribution Record Date” means, other than with respect to those Secured Notes or Unsecured Notes deposited with DTC, the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Confirmation Date, or such other date as is agreed to by the Debtors and the Required RSA Parties, or designated in a Final Order. The Distribution Record Date shall not apply to any Secured Notes or Unsecured Notes deposited with DTC, the Holders of which shall receive a distribution in accordance with the customary procedures of DTC.

70. “DTC” means The Depository Trust Company.

71. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article X.A of the Plan have been satisfied or waived in accordance with Article X.B of the Plan, and the Plan is deemed effective by the Debtors and the Required RSA Parties.

72. “Eligible Holder” means a Holder that is a 4(a)(2) Eligible Holder and/or a 1145 Eligible Holder as of the Distribution Record Date.

73. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

74. “Equitization Allocation New Stock” means 22.68% of the New Stock on a fully-diluted basis (except for the New Stock to be issued pursuant to the Management Incentive Plan), which shall be distributed to the Holders of DIP Facility Claims as set forth in Article II.D of the Plan.

75. “Equitization Consent Fee” means 2.27% of the New Stock on a fully-diluted basis (except for the New Stock to be issued pursuant to the Management Incentive Plan), which shall be distributed to the Holders of DIP Facility Claims as set forth in Article II.D of the Plan.

76. “Estate” means, as to each Debtor, the estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

77. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the DIP Facility Agent; (c) the DIP Facility Lenders; (d) the Backstop Commitment Parties; (e) the Holders of 2019 Term Loan Facility Claims; (f) the 2019 Term Loan Facility Agent; (g) the Supporting Noteholders; (h) the Indenture Trustees; (i) with respect to each of the foregoing entities in clauses (a) through (h), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, funds, portfolio companies, and management companies; and (j) with respect to each of the foregoing Entities in clauses (a) through (h), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors, each in their capacity as such; provided that no current or former Holder of Existing Interests, each in their capacity as such, is an Exculpated Party unless such Holder is also a Supporting Noteholder or current director, officer or employee of a Debtor or an Affiliate of a Debtor.

78. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

79. “Existing Interests” means the Interests in Bristow Parent.

80. “Exit Facility” means the secured credit facility that Reorganized Bristow Parent and/or certain other Reorganized Debtors will enter into on the Effective Date in accordance with the Exit Facility Credit Agreement, if the Debtors elect to enter into the Exit Facility instead of entering into the Amended and Restated 2019 Term Loan Credit Agreement.

81. “Exit Facility Agent” means the entity identified in the Plan Supplement as administrative and collateral agent under the Exit Facility Credit Agreement, solely in its capacity as such.

82. “Exit Facility Credit Agreement” means the agreement governing the Exit Facility, if any, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

83. “Exit Facility Documents” means, collectively, the Exit Facility Credit Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

84. “Exit Facility Lenders” means those certain lenders from time to time party to the Exit Facility Credit Agreement, solely in their capacity as such.

85. “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

86. “File,” “Filed,” and “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court.

87. “Final Cash Collateral Order” means the Final Order (A) Authorizing the Debtors to Use Cash Collateral, (B) Granting Adequate Protection to the Prepetition Consenting Secured Parties, (C) Modifying the Automatic Stay and (D) Granting Related Relief [Docket No. 312], (as amended, modified, or supplemented from time to time in accordance with the terms thereof), which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

88. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

89. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

90. “General Unsecured Claim” means any Claim against any of the Debtors that is not Secured and is not: (a) an Administrative Claim; (b) a Professional Fee Claim; (c) a Priority Tax Claim; (d) an Other Priority Claim; (e) an Unsecured Notes Claim; (f) a Trade Claim; (g) an Intercompany Claim; or (h) a Section 510(b) Claim.

91. “Governance Term Sheet” means the term sheet attached to the Restructuring Term Sheet as Exhibit 4, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

92. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

93. “Guarantor Subsidiaries” means, collectively, Bristow Helicopters Inc., BHNA Holdings, Inc., Bristow U.S. Leasing LLC, Bristow Alaska Inc. and Bristow U.S. LLC.

94. “GUC Distribution Cash Amount” means an aggregate amount of Cash in an amount to be determined as set forth in the Restructuring Term Sheet, which is to be distributed Pro Rata to all Holders of General Unsecured Claims that either (a) timely make the GUC Rights Offering Election or (b) are not a 4(a)(2) Eligible Holder.

95. “GUC Rights Offering Election” means the election to be made by each holder of a General Unsecured Claim to receive the treatment under the Plan set forth in Article III.B.12.b.ii instead of the treatment under the Plan set forth in Article III.B.12.b.i, with such election being described in greater detail in the Rights Offering Procedures.

96. “GUC Subscription Rights” means the non-certificated rights to be distributed to each Holder of a General Unsecured Claim that will enable each Holder thereof to purchase its Pro Rata share of the Unsecured Rights Offering Stock, pursuant to the terms of the Rights Offering Procedures and the Backstop Commitment Agreement.

97. “Holder” means an Entity holding a Claim or Interest, as applicable.

98. “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

99. “Indemnification Obligations” means each of the Debtors’ indemnification provisions in place whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’, officers’, and managers’ respective Affiliates.

100. “Indenture Trustee Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution incurred or owed to the Indenture Trustees, whether prior to or after the Petition Date but in all cases before the Effective Date, in each case under the Indentures.

101. “Indenture Trustees” means, collectively the Secured Notes Indenture Trustee, the Senior Notes Indenture Trustee, and the Convertible Notes Indenture Trustee.

102. “Indentures” means, collectively, the Secured Notes Indenture, the Senior Notes Indenture, and the Convertible Notes Indenture.

103. “Initial Amended RSA” means that certain Amended and Restated Restructuring Support Agreement dated as of June 27, 2019 that the Restructuring Support Agreement amends, restates and replaces in its entirety.

104. “Initial MIP Amount” means 4.0% of the New Stock on a fully diluted basis (of which 4.0%, 60% thereof shall be in grants of restricted units and 40% shall be in options).

105. “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

106. “Intercompany Interest” means, other than an Interest in Bristow Parent, an Interest in one Debtor held by another Debtor.

107. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including options, warrants, rights, restricted stock unit or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement, separation agreement or employee incentive plan or program of a Debtor as of the Petition Date).

108. “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Chapter 11 Case Professionals [Docket No. 393] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

109. “Key Employee Incentive Plan and Retention Payments Order” means the Order Authorizing and Approving Key Employee Incentive Plans and Non-Insider Retention Payments [Docket No. [•]] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

110. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

111. “Lombard (BALL) Term Loan” means that certain prepetition pound sterling funded secured loan facility dated as of November 11, 2016, in the original principal amount of $90,000,000 U.S. dollar equivalent, among Bristow Aircraft Leasing Limited, as borrower, Lombard North Central PLC, as lender, and Bristow Parent and Bristow U.S. Leasing LLC, as guarantors.

112. “Lombard (BALL) Term Loan Credit Agreement” means the credit agreement governing the Lombard (BALL) Term Loan, dated as of November 11, 2016, among Bristow Aircraft Leasing Limited, as borrower, Lombard North Central PLC, as lender, and Bristow Parent and Bristow U.S. Leasing LLC, as guarantors.

113. “Lombard (BALL) Term Loan Guarantee” means the guarantees by Bristow Parent and Bristow U.S. Leasing LLC of the obligations under Lombard (BALL) Term Loan or the Lombard (BALL) Term Loan Credit Agreement.

114. “Lombard (BALL) Term Loan Guarantee Claim” means any Claim against Bristow Parent or Bristow U.S. Leasing LLC arising from or based upon the Lombard (BALL) Term Loan Guarantee.

115. “Lombard (BULL) Term Loan” means that certain prepetition pound sterling funded secured loan facility dated as of November 11, 2016, in the original principal amount of $110,000,000 U.S. dollar equivalent, among Bristow U.S. Leasing LLC, as borrower, Lombard North Central PLC, as lender, and Bristow Parent, as guarantor

116. “Lombard (BULL) Term Loan Claim” means any Claim against any of the Debtors arising from or based upon the Lombard (BULL) Term Loan, the Lombard (BULL) Term Loan Guarantee or the Lombard (BULL) Term Loan Credit Agreement.

117. “Lombard (BULL) Term Loan Credit Agreement” means the credit agreement governing the Lombard (BULL) Term Loan, dated as of November 11, 2016, among Bristow U.S. Leasing LLC, as borrower, Lombard North Central PLC, as lender, and Bristow Parent, as guarantor.

118. “Lombard (BULL) Term Loan Guarantee” means the guarantee by Bristow Parent of the obligations under Lombard (BULL) Term Loan or the Lombard (BULL) Term Loan Credit Agreement.

119. “Macquarie Term Loan Credit Facility” means that certain prepetition term loan facility dated as of February 1, 2017, in the original principal amount of $200,000,000, among Bristow U.S. LLC, as borrower, Macquarie Bank Limited, as administrative agent, and Bristow Parent, as guarantor.

120. “Macquarie Term Loan Credit Facility Claim” means any claim against any Debtor arising from or based upon the Macquarie Term Loan Credit Facility.

121. “Management Incentive Plan” means a post-Effective Date management incentive plan for certain participating employees of the Reorganized Debtors and Affiliates to be established and implemented in accordance with Article IV.I of the Plan, which shall provide for the terms and conditions under which the MIP Pool may be allowed and distributed to certain participating employees of the Reorganized Debtors and Affiliates and shall be in accordance with the Restructuring Term Sheet.

122. “MCA” means the Maritime & Coastguard Agency, an executive agency of the United Kingdom.

123. “MCA and Other Customer Guarantee Claims” means the MCA Guarantee Claims and the Other Customer Guarantee Claims.

124. “MCA Guarantee” means the guarantee by Bristow Parent of the obligations of Bristow Helicopters Limited and its Affiliates under the UK SAR Contract.

125. “MCA Guarantee Claims” means any Claim against Bristow Parent arising from or based upon the MCA Guarantee.

126. “MIP Pool” means a pool of stock-based awards, in the form of options, appreciation rights, restricted stock units, restricted stock, or similar awards, as applicable, representing at least 5% but no more than 10% of the aggregate amount of New Stock, determined on a fully diluted and fully distributed basis (with the ratio of New Common Stock to New Preferred Stock to be the same as the ratio of all New Common Stock to all New Preferred Stock held by the average Backstop Commitment Party), which shall be reserved for distribution to certain participating employees of the Reorganized Debtors or Affiliates pursuant to the Management Incentive Plan and shall be in accordance with the Restructuring Term Sheet.

127. “New Common Stock” means the common stock of Reorganized Bristow Parent, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

128. “New Common Stock Agreement” means the definitive documentation governing the terms and conditions of the New Common Stock, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

129. “New Macquarie Note” means a new note to be issued on the Effective Date by Bristow U.S. LLC, which note shall be secured by the same Collateral that secures the Macquarie Term Loan Credit Facility immediately prior to the Effective Date, with the other terms of the note to satisfy the requirements of section 1129(b) of the Bankruptcy Code, as determined by the Bankruptcy Court.

130. “New Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents, of each of the Reorganized Debtors, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

131. “New PK Air Note” means a new note to be issued on the Effective Date by Bristow Equipment Leasing Ltd., which note shall be secured by the same Collateral that secures the PK Air Credit Facility immediately prior to the Effective Date, with the other terms of the note to satisfy the requirements of section 1129(b) of the Bankruptcy Code, as determined by the Bankruptcy Court.

132. “New Preferred Stock” means the preferred stock of Reorganized Bristow Parent, which shall have the terms and conditions set forth in the New Preferred Stock Term Sheet, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

133. “New Preferred Stock Agreement” means the definitive documentation governing the terms and conditions of the New Preferred Stock, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

134. “New Preferred Stock Term Sheet” means the term sheet attached to the Restructuring Term Sheet as Exhibit 3.

135. “New Shareholders’ Agreement” means the shareholders’ agreement governing the rights of the Holders of New Common Stock and/or New Preferred Stock on and after the Effective Date, which shareholders’ agreement shall be consistent with the Governance Term Sheet and subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

136. “New Stock” means, collectively, the New Common Stock and the New Preferred Stock.

137. “Non-U.S. Citizen” means a Holder of an Allowed Unsecured Notes Claim or General Unsecured Claim that is not determined to be a U.S. Citizen under the procedure set forth in Article IV.E of this Plan.

138. “Original DIP Commitment Letter” means that certain commitment letter, dated as of May 10, 2019, by and among Bristow Parent, Bristow Holdings Company Ltd. III and each of the institutions identified on Schedule 1 thereto, as the same may have been amended, supplemented or otherwise modified.

139. “Original RSA” has the meaning ascribed to such term in the Restructuring Support Agreement.

140. “Other Customer Contract” means any revenue-generating customer contract of one or more of the Debtors’ non-debtor Affiliates that is set forth in the Schedule of Other Customer Contracts.

141. “Other Customer Guarantee” means any guarantee by any of the Debtors of the obligations of one or more of its Affiliates under an Other Customer Contract.

142. “Other Customer Guarantee Claim” means any Claim against any of the Debtors arising from or based upon an Other Customer Guarantee.

143. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

144. “Other Secured Claim” means any Secured Claim against any of the Debtors, other than a Secured Notes Claim, a 2019 Term Loan Facility Claim, or a Secured Equipment Financing Facilities Claim.

145. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

146. “Petition Date” means May 11, 2019, the date on which the Debtors commenced the Chapter 11 Cases.

147. “PK Air Credit Facility” means that certain prepetition term loan facility dated as of July 17, 2017 in the original principal amount of $230,000,000 across 24 term loans, among Bristow Equipment Leasing Ltd., as borrower, PK AirFinance S.à r.l., as agent, PK Transportation Finance Ireland Limited, as lender, and other lenders from time to time thereto.

148. “PK Air Credit Facility Claim” means any claim against any Debtor arising from or based upon the PK Air Credit Facility.

149. “Plan” means this joint chapter 11 plan (as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments hereto), which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

150. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Debtors no later than 7 days before the Voting Deadline, or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, including: (a) the material New Organizational Documents; (b) the Exit Facility Credit Agreement and material related documents, if applicable; (c) the Amended and Restated 2019 Term Loan Credit Agreement and material related documents, if applicable, and the identity of the Amended and Restated 2019 Term Loan Facility Agent; (d) the schedule of Retained Causes of

Action; (e) a disclosure of the members of the Reorganized Bristow Parent Board and their compensation; (f) the Schedule of Assumed Executory Contracts and Unexpired Leases; (g) the Schedule of Rejected Executory Contracts and Unexpired Leases; (h) the Restructuring Transactions Exhibit, if needed; (i) the form of the Management Incentive Plan; (j) the New Shareholders’ Agreement; (k) the Schedule of Other Customer Contracts; (l) the New Preferred Stock Agreement; (m) the New Common Stock Agreement; (n) the terms of the New Macquarie Note; and (o) the terms of the New PK Air Note, which shall in each case be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date, subject to the terms of the Plan, the Restructuring Support Agreement and the Backstop Commitment Agreement, including the consent rights of the Required RSA Parties.

151. “Priority Tax Claim” means any Claim of a Governmental Unit against any of the Debtors of the kind specified in section 507(a)(8) of the Bankruptcy Code.

152. “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that respective Class, or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed Interests under the Plan.

153. “Professional” means an Entity employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

154. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.B of the Plan.

155. “Professional Fee Claim” means any Administrative Claim for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Confirmation Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

156. “Professional Fee Escrow Account” means an account funded by the Debtors with Cash on the Effective Date in an amount equal to the total estimated amount of the Professional Fee Amount as set forth in Article II.B of the Plan.

157. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Claims Bar Date.

158. “Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to Claims or Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

159. “Related Party” means, collectively, current and former directors, managers, officers, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns (whether by operation of law or otherwise), subsidiaries, current, former, and future affiliates, associated entities, managed entities, accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, fiduciaries, trustees, employees, agents (including any Distribution Agent), advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals, representatives, advisors, predecessors, successors, and assigns, each solely in their capacities as such, solely in their capacity as such, and such entities’ respective heirs, executors, estates, servants and nominees.

160. “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Facility Agent; (d) the DIP Facility Lenders; (e) the Backstop Commitment Parties; (f) the Holders of 2019 Term Loan Facility Claims; (g) the 2019 Term Loan Facility Agent; (h) the Amended and Restated 2019 Term Loan Facility Lenders; (i) the Amended and Restated 2019 Term Loan Facility Agent; (j) the Supporting Noteholders; (k) the Indenture Trustees; (l) the Exit Facility Lenders; (m) the Exit Facility Agent; (n) each current and former Affiliate of each Entity in clause (a) through (m); and (o) each Related Party of each Entity in clause (a) through (n); provided that any holder of a Claim or Interest that (x) validly opts out of the releases contained in the Plan or (y) files an objection to the releases contained in the Plan shall not be a “Released Party.”

161. “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Facility Agent; (d) the DIP Facility Lenders; (e) the Backstop Commitment Parties; (f) the Holders of 2019 Term Loan Facility Claims; (g) the 2019 Term Loan Facility Agent; (h) the Amended and Restated 2019 Term Loan Facility Lenders; (i) the Amended and Restated 2019 Term Loan Facility Agent; (j) the Supporting Noteholders; (k) the Indenture Trustees; (l) the Exit Facility Lenders; (m) the Exit Facility Agent; (n) all Holders of Claims; (o) all Holders of Interests; (p) each current and former Affiliate of each Entity in clause (a) through (o); and (q) each Related Party of each Entity in clause (a) through (p); provided that any holder of a Claim or Interest that (x) validly opts out of the releases contained in the Plan or (y) files an objection to the releases contained in the Plan shall not be a “Releasing Party.”

162. “Reorganized Bristow Parent” means Bristow Parent, as reorganized pursuant to and under the Plan, on and after the Effective Date, or any successor or assign thereto.

163. “Reorganized Bristow Parent Board” means the board of directors of Reorganized Bristow Parent on and after the Effective Date.

164. “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Restructuring Transactions, on and after the Effective Date, or any successors or assigns thereto.

165. “Required Backstop Parties” has the meaning ascribed to such term in the Restructuring Support Agreement.

166. “Required DIP Lenders” has the meaning ascribed to such term in the Restructuring Support Agreement.

167. “Required RSA Parties” means, with respect to any document, order, agreement or as otherwise used in this Plan, the applicable parties holding the applicable consent rights under the Restructuring Support Agreement (including section 2.02 thereof).

168. “Required Secured Parties” has the meaning ascribed to such term in the Restructuring Term Sheet.

169. “Restructuring Documents” has the meaning ascribed to such term in the Restructuring Support Agreement. For the avoidance of doubt, Restructuring Documents shall include the Final Cash Collateral Order, the Disclosure Statement, the other solicitation materials with respect to the Plan, the Conditional Disclosure Statement Order, the Plan, each document included in the Plan Supplement, the Backstop Commitment Agreement, the Confirmation Order, the DIP Facility Credit Agreement, the DIP Order, the Exit Facility Credit Agreement, the Amended and Restated 2019 Term Loan Credit Agreement, the New PK Air Note, the New Macquarie Note, the New Organizational Documents, the Management Incentive Plan and the Rights Offering Procedures. Each of the Restructuring Documents shall comport with the terms of the Restructuring Support Agreement, including the applicable consent rights thereunder (including section 2.02 thereof).

170. “Restructuring Support Agreement” means that certain Second Amended and Restated Restructuring Support Agreement, entered into and dated as of July 24, 2019, by and among the Debtors and the Supporting Noteholders, including all exhibits, schedules and other attachments thereto, as such agreement may be amended from time to time in accordance with the terms thereof and which shall only be amended in accordance with the terms thereof, a copy of which is attached to the Disclosure Statement as Exhibit A.

171. “Restructuring Term Sheet” means the term sheet attached as Exhibit A to the Restructuring Support Agreement including all exhibits, schedules and other attachments thereto.

172. “Restructuring Transactions” mean those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Debtors and the Required RSA Parties reasonably determine to be necessary to implement the Plan.

173. “Restructuring Transactions Exhibit” means an exhibit, which may be included as needed in the Plan Supplement, that sets forth the steps to be carried out to effectuate the Restructuring Transactions on and after the Effective Date.

174. “Retained Causes of Action” means those Causes of Action that shall vest in the Reorganized Debtors on the Effective Date, which, for the avoidance of doubt, shall not include any of the Causes of Action that are settled, released or exculpated under the Plan. For the avoidance of doubt, and notwithstanding anything to the contrary under the Plan, any and all Causes of Action that the Debtors may hold against Columbia Helicopters, Inc. and its affiliates shall be Retained Causes of Action.

175. “Rights Offering” means, collectively, the 1145 Rights Offering and the 4(a)(2) Rights Offering, each of which shall be conducted in accordance with the Backstop Commitment Agreement, the Restructuring Support Agreement, and the applicable Rights Offering Procedures.

176. “Rights Offering Offerees” means, collectively, (i) the Holders of Secured Notes Claims, (ii) the Holders of Unsecured Notes Claims, and (iii) the Holders of General Unsecured Claims that timely make the GUC Rights Offering Election.

177. “Rights Offering Participants” means, collectively, the Rights Offering Offerees that duly subscribe for New Stock in accordance with the Rights Offering Procedures.

178. “Rights Offering Procedures” means, collectively, the 1145 Rights Offering Procedures and the 4(a)(2) Rights Offering Procedures, each of which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

179. “Rights Offering Stock” means, collectively, the 1145 Rights Offering Stock and the 4(a)(2) Rights Offering Stock to be purchased by the Rights Offering Participants pursuant to the Rights Offering, which shall be equal to 58.22% of the New Stock on a fully-diluted basis (except for the New Stock to be issued pursuant to the Management Incentive Plan) and shall be payable 8.175% in New Preferred Stock and 91.825% in New Common Stock, subject to adjustment as set forth in the Backstop Commitment Agreement. For the avoidance of doubt, the term “Rights Offering Stock” does not include the New Common Stock or New Preferred Stock issued on account of the Backstop Commitment Fee.

180. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any modifications or amendments thereto) of certain Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, which shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

181. “Schedule of Other Customer Contracts” means the schedule (including any modifications or amendments thereto), if any, identifying the Other Customer Contracts.

182. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan.

183. “Schedules” means, collectively, the schedules of assets and liabilities and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code.

184. “SEC” means the Securities and Exchange Commission.

185. “Section 510(b) Claim” means any claim against any of the Debtors subject to subordination under section 510(b) of the Bankruptcy Code.

186. “Secured” or “Secured Claim” means, when referring to a Claim against any of the Debtors, a Claim that is: (a) secured by a lien on property in which any of the Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

187. “Secured Equipment Financing Facilities Claim” means any Claim against any of the Debtors arising from or based upon the Secured Equipment Financing Facilities.

188. “Secured Noteholder Subscription Rights” means the non-certificated rights to be distributed to each Holder of Secured Notes that will enable each Holder thereof to purchase its Pro Rata share of the Secured Rights Offering Stock, pursuant to the terms of the Rights Offering Procedures and the Backstop Commitment Agreement.

189. “Secured Notes” means the 8.75% Senior Secured Notes due 2023, issued in an original principal amount of $350,000,000 pursuant to the Secured Notes Indenture.

190. “Secured Notes Ad Hoc Group” has the meaning ascribed to such term in the Restructuring Support Agreement.

191. “Secured Notes Claim” means any Claim against any of the Debtors arising from or based upon the Secured Notes or the Secured Notes Indenture.

192. “Secured Notes Indenture” means that certain indenture, dated as of March 6, 2018, as amended, modified or supplemented from time to time, for the Secured Notes, among Bristow Parent, as issuer, the Guarantor Subsidiaries, as guarantors, and the Secured Notes Indenture Trustee, as trustee.

193. “Secured Notes Indenture Trustee” means U.S. Bank National Association, and any successor thereto, solely in its capacity as trustee under the Secured Notes Indenture.

194. “Secured Rights Offering Stock” means the amount of the New Stock distributed pursuant to the Rights Offering in exchange for $37.5 million.

195. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local law.

196. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act. “Securities” shall have a correlative meaning.

197. “Senior Notes” means the 6.25% Senior Notes due 2022, issued in an original principal amount of $450,000,000 pursuant to the Senior Notes Indenture.

198. “Senior Notes Indenture” means that certain indenture, dated as of October 12, 2012, as amended, modified or supplemented from time to time, for the Senior Notes, among Bristow Parent, as issuer, the Guarantor Subsidiaries, as guarantors, and the Senior Notes Indenture Trustee, as trustee.

199. “Senior Notes Indenture Trustee” means Wilmington Trust, National Association, and any successor thereto, solely in its capacity as trustee under the Senior Notes Indenture.

200. “Servicer” means an agent or other authorized representative of Holders of Claims or Interests.

201. “Solicitation Agent” means Prime Clerk LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases.

202. “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan.

203. “Subscription Rights” means, collectively, the 1145 Subscription Rights and the 4(a)(2) Subscription Rights.

204. “Supporting Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

205. “Supporting Secured Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

206. “Supporting Unsecured Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

207. “Trade Claim” means any Claim held by an ordinary course trade vendor of the Debtors against any of the Debtors on account of ordinary course goods and/or services provided to any of the Debtors, including any due but unpaid director fees as of the Petition Date; provided that the Debtors may require in their discretion that such trade vendors agree to continue to provide goods or services to the Reorganized Debtors on customary credit terms after the Effective Date (and for the avoidance of doubt, those trade vendors that do not agree to continue to provide goods and services on customary credit terms (to the extent required by the Debtors) shall have their Claims treated as General Unsecured Claims). For the avoidance of doubt, Trade Claims shall not include any Claim arising from or based upon (1) rejection of any Executory Contract or Unexpired Lease, (2) the Debtors’ prepetition return of any aircraft or any prepetition agreement or settlement with respect to any aircraft lease obligations, (3) any agreement or arrangement with any former insider (as of the Petition Date) of any Debtor or (4) any obligation in respect of deferred compensation plans for any participant that is not a current employee on the Effective Date.

208. “Transaction Expenses” has the meaning ascribed to such term in the Restructuring Support Agreement.

209. “UK SAR Contract” means that certain contract between Bristow Helicopters Limited and MCA for the provision of search and rescue services in the United Kingdom on behalf of Her Majesty’s Coastguard.

210. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

211. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party to that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

212. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

213. “Unsecured Equity Pool” means New Common Stock in an amount equal to 11% of all New Stock on a fully-diluted basis (except for the New Stock to be issued pursuant to the Management Incentive Plan),

214. “Unsecured Noteholder Subscription Rights” means the non-certificated rights to be distributed to each Holder of Unsecured Notes that will enable each Holder thereof to purchase its Pro Rata share of the Unsecured Rights Offering Stock, pursuant to the terms of the Rights Offering Procedures and the Backstop Commitment Agreement.

215. “Unsecured Notes” means, collectively, the Senior Notes and the Convertible Notes.

216. “Unsecured Notes Ad Hoc Group” has the meaning ascribed to such term in the Restructuring Support Agreement.

217. “Unsecured Notes Claim” means any Claim against any of the Debtors arising from or based upon the Senior Notes, the Senior Notes Indenture, the Convertible Notes, or the Convertible Notes Indenture.

218. “Unsecured Rights Offering Stock” means the amount of the New Stock distributed pursuant to the Rights Offering in exchange for $347.5 million.

219. “Unsubscribed Shares” has the meaning ascribed to such term in the Backstop Commitment Agreement.

220. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

221. “Voting Classes” has the meaning ascribed to such term in the Conditional Disclosure Statement Order.

222. “Voting Report” means the report certifying the methodology for the tabulation of votes and result of voting under the Plan.

B.	Rules of Interpretation

For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (5) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation,” and (13) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided that no effectuating provision shall be immaterial or deemed immaterial if it has any substantive legal or economic effect on any Person.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or soon as reasonably practicable after the Effective Date.

D.	Governing Law

Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code or Bankruptcy Rules), and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the applicable Plan Supplement document shall control. In the event of an inconsistency between the Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, Priority Tax Claims, DIP Facility Claims and Other Priority Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.	Administrative Claims

Except with respect to the Professional Fee Claims, DIP Facility Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtor against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtor on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of such an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, stopped, and enjoined from asserting such Administrative Claims against the Debtors or the Reorganized Debtors, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date. For the avoidance of doubt, Holders of DIP Facility Claims shall not be required to File or serve any request for payment of such DIP Facility Claims.

B.	Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred during the period from the Petition Date through the Confirmation Date must be Filed with the Bankruptcy Court no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date. Professionals shall deliver to the Debtors their estimates for purposes of the Reorganized Debtors computing the Professional Fee Amount no later than 10 Business Days following the Confirmation Date. For the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Fee Claims Filed with the Bankruptcy Court. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. No funds in the Professional Fee Escrow Account shall be property of the Estates, and the Professional Fee Escrow Account shall be maintained in trust solely for the benefit of Holders of Professional Fee Claims. Any funds remaining in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid shall be promptly turned over to the Reorganized Debtors.

From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor (with the consent of the Required RSA Parties, not to be unreasonably withheld) against which such Allowed Priority Tax Claim is asserted agree to a less favorable treatment for such Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

D.	DIP Facility Claims

As of the Effective Date, the DIP Facility Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Facility Credit Agreement and the DIP Order, including all principal, accrued and unpaid interest, and all accrued and unpaid fees, expenses, and noncontingent indemnity payable under the DIP Facility Credit Agreement or the DIP Order. Except to the extent that a Holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim, each such Holder shall receive its Pro Rata share of (i) payment in full in Cash of any accrued and unpaid interest, fees and expenses, (ii) the Equitization Consent Fee, payable at the election of each Holder of a DIP Facility Claim in New Common Stock or New Preferred Stock, and (iii) the Equitization Allocation New Stock, which shall be payable 8.175% in New Preferred Stock and 91.825% in New Common Stock, subject to adjustment as set forth in the Backstop Commitment Agreement. Upon receiving the treatment set forth in this paragraph, on the Effective Date, all Liens and security interests granted to secure the DIP Facility Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

E.	Statutory Fees

All fees due and payable pursuant to section 1930 of title 28 of the United States Code prior to the Effective Date shall be timely paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall timely pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay such quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

The Plan constitutes a separate plan proposed by each Debtor within the meaning of section 1121 of the Bankruptcy Code. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below for all purposes, including voting, Confirmation, and distribution pursuant to the Plan, all in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Existing Interest in that Class and has not been paid, released, or otherwise satisfied or disallowed by Final Order prior to the Effective Date. Unless otherwise indicated, each Holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with its terms in the ordinary course of business) or as soon as reasonably practicable thereafter, the timing of which shall be subject to the reasonable discretion of the Reorganized Debtors and the consent of the Required RSA Parties (not to be unreasonably withheld). For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors, as applicable; provided, that any Class that does not contain any Allowed Claims or Existing Interests with respect to a particular Debtor will be treated in accordance with Article III.D below.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to Accept

2	Other Priority Claims	Unimpaired	Deemed to Accept

3	2019 Term Loan Facility	Impaired	Entitled to Vote

4	Secured Notes Claims	Impaired	Entitled to Vote

5	Lombard (BULL) Term Loan Claims	Unimpaired	Deemed to Accept

6	PK Air Credit Facility Claims	Impaired	Entitled to Vote

7	Macquarie Term Loan Credit Facility Claims	Impaired	Entitled to Vote

8	Unsecured Notes Claims	Impaired	Entitled to Vote

Class	Claim or Interest	Status	Voting Rights

9	Lombard (BALL) Term Loan Guarantee Claims	Unimpaired	Deemed to Accept

10	MCA and Other Customer Guarantee Claims	Unimpaired	Deemed to Accept

11	Trade Claims	Unimpaired	Deemed to Accept

12	General Unsecured Claims	Impaired	Entitled to Vote

13	Intercompany Claims	Unimpaired, or Impaired	Deemed to Accept, or Presumed to Reject

14	Intercompany Interests	Unimpaired, or Impaired	Deemed to Accept, or Presumed to Reject

15	Existing Interests	Impaired	Presumed to Reject

16	Section 510(b) Claims	Impaired	Presumed to Reject

B.	Treatment of Classes of Claims and Interests

1.	Class 1 — Other Secured Claims

a.	Classification: Class 1 consists of all Other Secured Claims.

b.

Treatment: Each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the applicable Debtor (with the consent of the Required RSA Parties, not to be unreasonably withheld), either:

i.	payment in full in Cash;

ii.	delivery of the Collateral securing any such Allowed Other Secured Claim;

iii.

Reinstatement of such Other Secured Claim, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of such claim to demand or to receive payment prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of default; or

iv.	such other treatment rendering such Other Secured Claim Unimpaired.

c.

Voting: Class 1 is Unimpaired. Holders of Allowed Other Secured Claims in Class 1 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims in Class 1 are not entitled to vote to accept or reject the Plan.

2.	Class 2 — Other Priority Claims

a.	Classification: Class 2 consists of all Other Priority Claims.

b.

Treatment: Each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, at the option of the applicable Debtors (with the consent of the Required RSA Parties, not to be unreasonably withheld), either:

i.	Cash in an amount equal to such Allowed Other Priority Claim; or

ii.	such other treatment rendering such Other Priority Claim Unimpaired.

c.

Voting: Class 2 is Unimpaired. Holders of Allowed Other Priority Claims in Class 2 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims in Class 2 are not entitled to vote to accept or reject the Plan.

3.	Class 3 — 2019 Term Loan Facility Claims

a.	Classification: Class 3 consists of all 2019 Term Loan Facility Claims.

b.

Treatment: As of the Effective Date, the 2019 Term Loan Facility Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the 2019 Term Loan Facility Credit Agreement, the DIP Order and the Final Cash Collateral Order, including all principal, accrued and unpaid interest, and all accrued and unpaid fees, expenses, and noncontingent indemnity payable under the 2019 Term Loan Facility Credit Agreement, the DIP Order and the Final Cash Collateral Order. In full and final satisfaction of each Allowed 2019 Term Loan Facility Claim, each Holder of an Allowed 2019 Term Loan Facility Claim shall either:

i.	if the Debtors enter into the Exit Facility on or prior to the Effective Date, receive payment in full in Cash, or

ii.

if the Debtors do not enter into the Exit Facility on or prior to the Effective Date, (x) have its Allowed 2019 Term Loan Facility Claim be Reinstated and governed by the Amended and Restated 2019 Term Loan Credit Agreement, and (y) receive its Pro Rata share of the 2019 Term Loan Amendment Fee.

c.	Voting: Class 3 is Impaired. Holders of Allowed 2019 Term Loan Facility Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.	Class 4 — Secured Notes Claims

a.	Classification: Class 4 consists of all Secured Notes Claims.

b.

Treatment: As of the Effective Date, the Secured Notes Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the Secured Notes Indenture, the DIP Order and the Final Cash Collateral Order, including all principal, accrued and unpaid interest, and all accrued and unpaid fees, expenses, and noncontingent indemnity payable under the Secured Notes Indenture, the DIP Order and the Final Cash Collateral Order. In full and final satisfaction of each Secured Notes Claim, each Holder of an Allowed Secured Notes Claim shall receive (i) payment in full in Cash of any accrued and unpaid prepetition and postpetition interest at the non-default contract rate (except to the extent otherwise paid as adequate protection pursuant to the Final Cash Collateral Order and not recharacterized or otherwise avoided, but not including any make-whole or prepayment premium), (ii) after giving effect to the immediately preceding clause (i), Cash in an amount equal to 97% of the outstanding amount of such Allowed Secured Notes Claim and (iii) such Holder’s Pro Rata share of the Secured Noteholder Subscription Rights.

c.	Voting: Class 4 is Impaired. Holders of Allowed Secured Notes Claims in Class 4 are entitled to vote to accept or reject the Plan.

5.	Class 5 — Lombard (BULL) Term Loan Claims

a.	Classification: Class 5 consists of all Lombard (BULL) Term Loan Claims.

b.	Treatment: In full and final satisfaction of each Lombard (BULL) Term Loan Claim, all Allowed Lombard (BULL) Term Loan Claims shall be Reinstated.

c.

Voting: Class 5 is Unimpaired. Holders of Allowed Lombard (BULL) Term Loan Claims in Class 5 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Lombard (BULL) Term Loan Claims in Class 5 are not entitled to vote to accept or reject the Plan.

6.	Class 6 — PK Air Credit Facility Claims

a.	Classification: Class 6 consists of all PK Air Credit Facility Claims.

b.	Treatment: In full and final satisfaction of all Allowed PK Air Credit Facility Claims, each Holder of an Allowed PK Air Credit Facility Claim shall receive its Pro Rata share of the New PK Air Note.

c.	Voting: Class 6 is Impaired. Holders of Allowed PK Air Credit Facility Claims in Class 6 are entitled to vote to accept or reject the Plan.

7.	Class 7 — Macquarie Term Loan Credit Facility Claims

a.	Classification: Class 7 consists of all Macquarie Term Loan Credit Facility Claims.

b.

Treatment: In full and final satisfaction of all Allowed Macquarie Term Loan Credit Facility Claims, each Holder of an Allowed Macquarie Term Loan Credit Facility Claim shall receive its Pro Rata share of the New Macquarie Note.

c.	Voting: Class 7 is Impaired. Holders of Allowed Macquarie Term Loan Credit Facility Claims in Class 7 are entitled to vote to accept or reject the Plan.

8.	Class 8 — Unsecured Notes Claims

a.	Classification: Class 8 consists of all Unsecured Notes Claims.

b.	Treatment: Each holder of an Allowed Unsecured Notes Claim shall receive, in full and final satisfaction of all Allowed Unsecured Notes Claims:

iii.

if such Holder is a 4(a)(2) Eligible Holder, its Pro Rata share (calculated as the Pro Rata share of all Allowed Unsecured Notes Claims and all Allowed General Unsecured Claims that do not make the GUC Rights Offering Election (including the failure to timely return an election notice)) of (x) the Unsecured Equity Pool and (y) the Unsecured Noteholder Subscription Rights;[4] or

iv.	if such Holder is not a 4(a)(2) Eligible Holder, its Pro Rata share of the GUC Distribution Cash Amount.

[4]

[Note: Treatment of Unsecured Notes Claims may be subject to modification prior to solicitation to the extent necessary to comply with applicable regulatory requirements, including with respect to any limitations on foreign ownership of the New Common Stock, and such modifications shall be deemed to be consistent with the terms of the Restructuring Support Agreement and the Backstop Commitment Agreement.]

c.	Voting: Class 8 is Impaired. Holders of Allowed Unsecured Notes Claims in Class 8 are entitled to vote to accept or reject the Plan.

9.	Class 9 – Lombard (BALL) Term Loan Guarantee Claims

a.	Classification: Class 9 consists of all Lombard Guarantee Claims.

b.	Treatment: In full and final satisfaction of each Lombard (BALL) Term Loan Guarantee Claim, all Allowed Lombard (BALL) Term Loan Guarantee Claims shall be Reinstated.

c.

Voting: Class 9 is Unimpaired. Holders of Allowed Lombard (BALL) Term Loan Guarantee Claims in Class 9 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Lombard (BALL) Term Loan Guarantee Claims in Class 9 are not entitled to vote to accept or reject the Plan.

10.	Class 10 – MCA and Other Customer Guarantee Claims

a.	Classification: Class 10 consists of all MCA and Other Customer Guarantee Claims.

b.	Treatment: In full and final satisfaction of each MCA and Other Customer Guarantee Claim, all Allowed MCA and Other Customer Guarantee Claims shall be Reinstated.

c.

Voting: Class 10 is Unimpaired. Holders of Allowed MCA and Other Customer Guarantee Claims in Class 10 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed MCA and Other Customer Guarantee Claims in Class 10 are not entitled to vote to accept or reject the Plan.

11.	Class 11 — Trade Claims

a.	Classification: Class 11 consists of all Trade Claims.

b.

Treatment: Each Holder of an Allowed Trade Claim shall receive, in full and final satisfaction of such Allowed Trade Claim, payment in full of such Allowed General Unsecured Claim on the Effective Date or otherwise in the ordinary course of the Debtors’ business.

c.

Voting: Class 11 is Unimpaired. Holders of Allowed General Unsecured Claims in Class 11 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims in Class 11 are not entitled to vote to accept or reject the Plan.

12.	Class 12 — General Unsecured Claims

a.	Classification: Class 12 consists of all General Unsecured Claims.

b.	Treatment: Each Holder of a General Unsecured Claim shall receive, in full and final satisfaction of such Allowed General Unsecured Claim:

i.

if such Holder does not timely make the GUC Rights Offering Election and is a 4(a)(2) Eligible Holder, its Pro Rata share (calculated as the Pro Rata share of all Allowed Unsecured Notes Claims and all Allowed General Unsecured Claims that do not make the GUC Rights Offering Election (including the failure to timely return an election notice)) of (x) the Unsecured Equity Pool and (y) the GUC Subscription Rights[5]; or

[5]

[Note: Treatment of General Unsecured Claims may be subject to modification prior to solicitation to the extent necessary to comply with applicable regulatory requirements, including with respect to any limitations on foreign ownership of the New Common Stock, and such modifications shall be deemed to be consistent with the terms of the Restructuring Support Agreement and the Backstop Commitment Agreement.]

ii.	if such Holder does timely make the GUC Rights Offering Election or is not a 4(a)(2) Eligible Holder, its Pro Rata share of the GUC Distribution Cash Amount.

c.	Voting: Class 12 is Impaired. Holders of Allowed General Unsecured Claims in Class 12 are entitled to vote to accept or reject the Plan.

13.	Class 13 — Intercompany Claims

a.	Classification: Class 13 consists of all Intercompany Claims.

b.	Treatment: Unless otherwise provided for under the Plan, Intercompany Claims shall, at the election of the Required RSA Parties, be Reinstated, compromised, or cancelled.

c.

Voting: Class 13 is either Unimpaired, in which case the Holders of Allowed Intercompany Claims in Class 13 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired and not receiving any distribution under the Plan, in which case the Holders of such Allowed Intercompany Claims in Class 13 are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Allowed Intercompany Claim in Class 13 will not be entitled to vote to accept or reject the Plan.

14.	Class 14 — Intercompany Interests

a.	Classification: Class 14 consists of all Intercompany Interests.

b.

Treatment: Unless otherwise provided for under the Plan, Intercompany Claims shall, at the election of the Required RSA Parties, be Reinstated solely to maintain the Debtors’ corporate structure, compromised, or cancelled.

c.

Voting: Class 14 is either Unimpaired, in which case the Holders of Allowed Intercompany Interests in Class 14 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired and not receiving any distribution under the Plan, in which case the Holders of such Allowed Intercompany Interests in Class 14 are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Allowed Intercompany Claim in Class 14 will not be entitled to vote to accept or reject the Plan.

15.	Class 15 — Existing Interests

a.	Classification: Class 15 consists of all Existing Interests.

b.

Treatment: Each Existing Interest shall be cancelled, released, and expunged and shall be of no further force and effect. Each Holder of an Existing Interest shall not receive any distribution on account of such Existing Interest.

c.

Voting: Class 15 is Impaired and not receiving any distribution under the Plan. Holders of Existing Interests in Class 15 are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

16.	Class 16 — Section 510(b) Claims.

a.	Classification: Class 16 consists of all Section 510(b) Claims.

b.

Treatment: Section 510(b) Claims will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and each Holder of a Section 510(b) Claim will not receive any distribution on account of such Section 510(b) Claim.

c.

Voting: Class 16 is Impaired and not receiving any distribution under the Plan. Holders of Section 510(b) Claims in Class 16 are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote on the Plan and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class.

F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class(es) of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article XI of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Restructuring Support Agreement, the Backstop Commitment Agreement, the Bankruptcy Code and the Bankruptcy Rules.

G.	Intercompany Interests

To the extent Reinstated under the Plan, the Intercompany Interests shall be Reinstated for the ultimate benefit of the Holders of Claims that receive New Common Stock and New Preferred Stock under the Plan, and the Intercompany Interests shall receive no recovery or distribution. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to any modifications in the Restructuring Transactions Exhibit).

H.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and their respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims, Interests, and Causes of Action

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion, proposed by the Debtors and joined by the Required RSA Parties to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

B.	Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall consummate the Restructuring Transactions and take all actions reasonably acceptable to the Required RSA Parties as may be necessary or appropriate to effectuate the Restructuring Transactions, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement and the New Organizational Documents; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement and having other terms for which the applicable Entities may agree; (3) the execution, delivery and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law, including any applicable New Organizational Documents; (4) such other transactions that are required to effectuate the Restructuring Transactions; and (5) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

C.	Employee and Retiree Benefits

Unless otherwise provided herein, and subject to Article V hereof, all employee wages and Compensation and Benefits Programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

D.	Issuance and Distribution of New Stock[6]

All Existing Interests shall be cancelled on the Effective Date and Reorganized Bristow Parent shall issue the New Stock to Holders of Claims and Interests entitled to receive New Stock pursuant to the Plan, the Rights Offering, the DIP Order, or the Backstop Commitment Agreement (including the Backstop Commitment Fee and the Equitization Consent Fee), in each case in the proportions set forth in the Restructuring Support Agreement. The issuance of New Common Stock and the New Preferred Stock shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or the Reorganized Debtors or by Holders of any Claims or Interests, as applicable. All New Common Stock and the New Preferred Stock issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. All distributions of New Common Stock shall be made in accordance with all applicable regulatory requirements, including with respect to any limitations on foreign ownership of the New Common Stock. Accordingly, in no event will Non-U.S. Citizens be entitled to own in the aggregate more than twenty-four and nine-tenths percent (24.9%) of the total number of outstanding shares of New Common Stock and New Preferred Stock.

On the Effective Date, Reorganized Bristow Parent and all Holders of the New Common Stock and/or New Preferred Stock then outstanding shall be deemed to be parties to the New Shareholders’ Agreement, substantially in the form contained in the Plan Supplement, without the need for execution by any such Holder. On the Effective Date, the New Shareholders’ Agreement shall be binding on the Reorganized Debtors and all parties receiving, and all Holders of, the New Common Stock and/or the New Preferred Stock.

E.	Determination of Holder Citizenship

If a Holder of an Allowed Class 8 Unsecured Notes Claim or Class 12 General Unsecured Claim furnishes a Citizenship Certification to the Debtors on or before the Distribution Record Date and, after review, the Debtors, in their reasonable discretion, accept such Citizenship Certification as reasonable proof to establish that such Holder is a U.S. Citizen, such Holder will receive New Common Stock and New Preferred Stock representing all of such holder’s Pro Rata share of the New Common Stock Distribution as of the Effective Date; provided, however, that if such Holder is a Non-U.S. Citizen, or if the Holder fails to furnish a Citizenship Certification to the Debtors on or before the Distribution Record Date, or if the Citizenship Certification of such Holder has not been accepted or has been rejected by the Debtors in their reasonable discretion on or before the date that is 5 Business Days after the Distribution Record Date, such Holder will be treated as a Non-U.S. Citizen for all purposes hereunder and under the Plan. In connection with the Debtors’ review of any Citizenship Certification, the Debtors will have the right to require the Holder furnishing the Citizenship Certification to provide the Debtors with such documentation and other information as they may reasonably request as proof confirming that the holder is a U.S. Citizen. The Debtors will treat all such documentation and information provided by a Holder as confidential; provided, that, the Debtors will share such information with the Creditors’ Committee on a confidential basis and will work cooperatively with the Creditors’ Committee with respect to citizenship issues.

F.	Rights Offering

The Debtors or Reorganized Debtors, as applicable, shall allocate the Subscription Rights for the Rights Offering to the Rights Offering Offerees as set forth in the Plan and the Rights Offering Procedures. Pursuant to the Backstop Commitment Agreement, the Rights Offering Procedures, and the Plan, the Rights Offering shall be open to all Rights Offering Participants.

Upon exercise of the Subscription Rights by the Rights Offering Participants pursuant to the terms of the Backstop Commitment Agreement, the Rights Offering Procedures, and the Plan, the Reorganized Debtors shall be authorized to issue the New Stock in accordance with the Plan, the Backstop Commitment Agreement, and the Rights Offering Procedures.

[6]

[Note: The Plan shall be revised prior to solicitation to include the use of warrants to the extent necessary to ensure that the Reorganized Debtors are in compliance with the requirements of 49 U.S.C. § 40102(a), and such revisions shall be deemed to be consistent with the terms of the Restructuring Support Agreement and the Backstop Commitment Agreement.]

Pursuant to the Backstop Commitment Agreement, the Backstop Commitment Parties shall purchase any Rights Offering Stock not subscribed to by Rights Offering Participants as set forth in the Backstop Commitment Agreement. On the Effective Date, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors.

The Rights Offering will be comprised of the 1145 Rights Offering and the 4(a)(2) Rights Offering. The Rights Offering will be conducted on a Pro Rata basis in reliance upon one or more exemptions from registration under the Securities Act, which will include the exemption provided in section 1145 of the Bankruptcy Code to the fullest extent available and, to the extent such exemption is not available (and with respect to the New Common Stock, only in the proportion required to preserve the availability of such exemption under section 1145 of the Bankruptcy Code), the exemption from registration set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder or another available exemption from registration under the Securities Act.

In addition, on the Distribution Date, New Stock in an amount equal to the Backstop Commitment Fee shall be distributed to the Backstop Commitment Parties under and as set forth in the Backstop Commitment Agreement.

G.	The Exit Facility, the Amended and Restated 2019 Term Loan Facility, the New PK Air Note and the New Macquarie Note

On the Effective Date, the applicable Reorganized Debtors shall enter into (a) either the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, and (b) the New PK Air Note and the New Macquarie Note, including any documents required in connection with the creation or perfection of Liens in connection therewith. The Confirmation Order shall include approval of (a) either (i) the Exit Facility and the Exit Facility Documents or (ii) the Amended and Restated 2019 Term Loan Facility and the Amended and Restated 2019 Term Loan Documents, as applicable and (b) the New PK Air Note and the New Macquarie Note, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Reorganized Debtors in connection therewith, authorization of the Reorganized Debtors to enter into, execute, and perform under (a) either the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, and (b) the New PK Air Note and the New Macquarie Note, and all related documents and agreements to the extent a party thereto, and authorization for the Reorganized Debtors to create or perfect the Liens in connection therewith.

(a) Either the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, and (b) the New PK Air Note and the New Macquarie Note, shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to either (a) the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, and (b) the New PK Air Note and the New Macquarie Note, are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to any Claims, Causes of Action, avoidance, reduction, recharacterization, subordination (whether contractual or otherwise), cross claim, disallowance, impairment, objection, or challenges under any applicable law or regulation by any Person for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any other applicable non-bankruptcy law.

The lenders under the Exit Facility or the Amended and Restated 2019 Term Loan Facility, as applicable, and the New PK Air Note and the New Macquarie Note, shall have valid, binding, and enforceable Liens on the Collateral (or other property identified as “Collateral” therein) specified in, and to the extent required by, the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, the New PK Air Note and the New Macquarie Note, as applicable. To the extent granted, the guarantees, mortgages, pledges, Liens and other security interests granted pursuant to either the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, are granted in good faith as an inducement to the lenders under either the Exit Facility or the Amended and Restated 2019 Term Loan Facility, as applicable, to extend credit thereunder and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, recharacterization, or subordination (whether contractual or otherwise) for any purposes whatsoever, and the priorities of any such Liens and security interests shall be as set forth in the relevant Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable. The Reorganized Debtors and the persons and entities granted such Liens are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens to third parties.

H.	Rights Offering Per Share Price

All issuances of New Stock pursuant to the Rights Offering and the Backstop Commitment Agreement (except for the Shares of New Stock issued as payment of the Backstop Commitment Fee) shall be issued at a per share purchase price of $36.37. All New Stock issued in satisfaction of the Backstop Commitment Fee or the Equitization Consent Fee shall be issued at an assumed per share purchase price of $36.37.

I.	Management Incentive Plan

On the Effective Date, the Initial MIP Amount shall be implemented and effective as part of the Management Incentive Plan on terms and conditions agreed to by the compensation committee of Bristow Parent, the Required Supporting Secured Noteholders, the Required Supporting Unsecured Noteholders and the Required Backstop Parties. Additionally, following the Effective Date, the Reorganized Bristow Parent Board shall determine the terms and conditions of the Management Incentive Plan in excess of the Initial MIP Amount, which, in the aggregate and inclusive of the Initial MIP Amount, shall be between 5.0% and 10.0% of the New Stock on a fully diluted basis (with the ratio of such New Common Stock and New Preferred Stock to be the same as the ratio of all New Common Stock to New Preferred Stock held by the average Backstop Commitment Party as set forth in the Restructuring Support Agreement).

J.	Management of Reorganized Bristow

The Debtors’ current management team shall remain in their current positions after consummation of the Restructuring Transactions, and shall enter into new employment agreements in connection with the Restructuring Transactions on terms and conditions that are reasonably acceptable to the Debtors and the Required RSA Parties.

K.	Exemption from Registration Requirements

The offering, issuance, and distribution of any Securities pursuant to the Plan, including the New Stock, will be exempt from the registration requirements of section 5 of the Securities Act or any similar federal, state, or local law in reliance on (1) with respect to the New Common Stock in connection with the 1145 Rights Offering, section 1145 of the Bankruptcy Code or, only to the extent such exemption under section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act, (2) with respect to the New Common Stock and New Preferred Stock issued in connection with the 4(a)(2) Rights Offering, section (4)(a)(2) of the Securities Act or Regulation D promulgated thereunder and (3) with respect to the New Common Stock and New Preferred Stock issued on account of (x) the Backstop Commitment Fee, (y) Equitization Allocation New Common Stock and Equitization Allocation New Preferred Stock, and (z) the Equitization Consent Fee, section 1145 of the Bankruptcy Code.

Pursuant to section 1145 of the Bankruptcy Code, the New Common Stock and New Preferred Stock issued under the Plan may be sold without registration under the Securities Act by the recipients thereof, subject to: (1) only with respect to the New Common Stock issued in connection with the 1145 Rights Offering, or the New Stock issued on account of the Backstop Commitment Fee, the Equitization Allocation New Common Stock and Equitization Allocation New Preferred Stock, and the Equitization Consent Fee, the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; (2) only with respect to the New Common Stock and New Preferred Stock issued in connection with the 4(a)(2) Rights Offering, section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, the requirements of the applicable provisions of Rule 144 or Rule 144A or any other registration exemption under the Securities Act; (3) any other applicable regulatory approval; and (4) the transfer restrictions set forth in the New Organizational Documents, if any. All shares of New Common Stock and New Preferred Stock issued on account of (x) the Backstop Commitment Fee, (y) the Equitization Allocation New Common Stock and Equitization Allocation New Preferred Stock, and (z) the Equitization Consent Fee, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145 of the Bankruptcy Code. All Unsubscribed Shares of New Common Stock and New Preferred Stock issued to the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement (other than shares of New Common Stock and New Preferred Stock issued on account of the Backstop Commitment Fee) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Persons who purchase the New Common Stock or the New Preferred Stock pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted securities.” Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Holders of restricted securities would, however, be permitted to resell New Common Stock or New Preferred Stock without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A or any other registration exemption under the Securities Act, or if such securities are registered with the Securities and Exchange Commission.

If the ownership of the New Common Stock or the New Preferred Stock is reflected through the facilities of DTC, neither the Debtors, the Reorganized Debtors, nor any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the New Preferred Stock under applicable securities laws.

DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock and/or the New Preferred Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock or the New Preferred Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

L.	Vesting of Assets

Except as otherwise provided in the Plan or in any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by each of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.	Cancellation of Instruments, Certificates, and Other Documents

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all notes, instruments, Certificates, and other documents evidencing Claims or Interests, including the Indentures, if the Debtors enter into the Exit Facility, the 2019 Term Loan Facility, and any other credit agreements and indentures, shall be terminated and canceled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged. In addition to the foregoing, the Indentures and the 2019 Term Loan Credit Agreement shall survive the occurrence of the Effective Date and shall continue in effect solely to the extent necessary to: (i) allow a disbursing agent, the 2019 Term Loan Facility Agent or the Indenture Trustees to make distributions under the Plan to the Holders of Secured Notes Claims, Unsecured Notes Claims and 2019 Term Loan Facility Claims, as applicable; (ii) allow the Debtors, the Reorganized Debtors, the Indenture Trustees and the 2019 Term Loan Facility Agent to make post-Effective Date distributions or take such other action pursuant to the Plan on account of Allowed Secured Notes Claims, Allowed Unsecured Notes Claims and Allowed 2019 Term Loan Facility Claims, as applicable, and to otherwise exercise their rights and discharge their obligations relating to the interests of the Holders of such Claims in accordance with the Plan; (iii) allow the Indenture Trustees and the 2019 Term Loan Facility Agent to maintain or assert any rights it may have against the distributions to Holders of Secured Notes Claims, Unsecured Notes Claims and 2019 Term Loan Facility Claims, as applicable pursuant to the terms of the Indentures or 2019 Term Loan Facility Credit Agreement, as applicable; provided that except as expressly provided in this Section IV.M, nothing in this Section IV.M shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order or the Plan or result in any liability or expense to the Reorganized Debtors; (iv) permit the Indenture Trustees and the 2019 Term Loan Facility Agent to assert their respective charging liens; and (v) allow the Indenture Trustees and the 2019 Term Loan Facility Agent to maintain any right of indemnification, contribution, subrogation or any other claim or entitlement they may have under the applicable Indentures and 2019 Term Loan Facility Credit Agreement.

Notwithstanding anything to the contrary contained in the Plan, on or after the Effective Date, all duties and responsibilities of the 2019 Term Loan Facility Agent arising under or related to the 2019 Term Loan Facility Credit Agreement shall be discharged except to the extent required in order to effectuate the Plan. For the avoidance of doubt and notwithstanding the foregoing, nothing contained in the Plan shall in any way limit or affect the standing of the 2019 Term Loan Facility Agent to appear and be heard in the Chapter 11 Cases on and after the Effective Date. The 2019 Term Loan Facility Agent shall be entitled in reimbursement of reasonable and documented fees and expenses (including reasonable and documented fees and expenses of its professionals) incurred in connection with the matters set forth in this Section IV.M.

If the record holder of the Secured Notes or Unsecured Notes is DTC or its nominee or another securities depository or custodian thereof, and such Secured Notes or Unsecured Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the Secured Notes or Unsecured Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

N.	Corporate Action

On and after the Effective Date, all actions contemplated by the Plan are and shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption, execution, and/or filing of the New Organizational Documents and the New Shareholders’ Agreement; (2) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the Reorganized Bristow Parent Board; (3) the authorization, issuance, entry into and distribution, as applicable, of the Exit Facility, the Amended and Restated 2019 Term Loan Facility, the New PK Air Note and the New Macquarie Note, the New Common Stock and the New Preferred Stock and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (4) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (5) the formation of any Entities pursuant to the Restructuring Transactions; (6) the implementation of the Restructuring Transactions, including any transaction contemplated by the Restructuring Transactions Exhibit; (7) the adoption of the Management Incentive Plan by the Reorganized Bristow Parent Board; and (8) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further corporate or other action by any Security holders, members, directors, or officers of the Debtors or Reorganized Debtors, as applicable.

On or before the Effective Date, as applicable, the appropriate directors and officers of the Debtors or the Reorganized Debtors shall be (or shall be deemed to have been) authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions) in the name of and on behalf of the Reorganized Debtors, including and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.N shall be effective notwithstanding any requirements under non-bankruptcy law.

O.	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent or governance documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law). Notwithstanding the foregoing, the Debtors reserve the right to modify the Debtors’ corporate structure as of the Effective Date, including by merger or liquidation of any Reorganized Debtor or otherwise.

P.	New Organizational Documents

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors’ certificates of incorporation and bylaws (and other formation and constituent documents relating to limited liability companies) shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan, the Restructuring Support Agreement (including the Governance Term Sheet) the New Organizational Documents, as applicable, and the Bankruptcy Code. To the extent required under the Plan or applicable nonbankruptcy law, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation. The New Organizational Documents shall, among other things: (1) authorize the issuance of the New Common Stock and the New Preferred Stock; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Organizational Documents. It is currently expected that the Reorganized Debtors’ organizational documents will be amended immediately following Confirmation to incorporate provisions that preclude foreign control and prevent foreign ownership of the Reorganized Debtors from exceeding specified limitations required by U.S. federal law governing air carriers. These amendments will involve safeguards to ensure that at no time will the Reorganized Debtors (including Reorganized Bristow Parent) be out of compliance with the foreign ownership limitations contained in such laws.

Q.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors and managers (or other relevant governing body) thereof, including the Reorganized Bristow Parent Board, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including the New PK Air Note, the New Macquarie Note, the Exit Facility Credit Agreement and the Amended and Restated 2019 Term Loan Credit Agreement, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

R.	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the grant of Collateral (or other property identified as “Collateral” therein) as security for the New PK Air Note, the New Macquarie Note, the Exit Facility or the Amended and Restated 2019 Term Loan Credit Agreement, as applicable; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

S.	Directors and Officers

As of the Effective Date, the term of the current members of the boards of directors of the Debtors shall expire, and the initial boards of directors, including the Reorganized Bristow Parent Board, as well as the officers of each of the Reorganized Debtors, shall be appointed in accordance with the New Organizational Documents and other constituent documents of each Reorganized Debtor. As set forth in the Restructuring Support Agreement (including the Governance Term Sheet), the initial Reorganized Bristow Parent Board shall consist of 7 directors, with the directors of the Reorganized Bristow Parent Board being appointed consistent with the Governance Term Sheet and the New Organizational Documents. The Reorganized Debtors will comply with the requirements set forth in 49 U.S.C. § 40102(a) with respect to the citizenship of its officers, directors and senior management team.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will, to the extent reasonably practicable, disclose in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the Reorganized Bristow Parent Board, as well as those Persons that will serve as officers of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed. Provisions regarding the removal, appointment, and replacement of members of the Reorganized Bristow Parent Board will be disclosed in the New Organizational Documents.

T.	Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, such Causes of Action shall be Retained Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.T include any claim or Cause of Action with respect to, or against, a Released Party that is released under Article VIII of the Plan.

In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article IV.T that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

U.	Indenture Trustee Expenses

On the Effective Date, the Debtors or Reorganized Debtors shall distribute Cash to the Indenture Trustees in an amount equal to the Indenture Trustee Expenses; provided, that the Indenture Trustees shall provide the Debtors with the invoices for which they seek payment no later than five (5) days prior to the Effective Date. If the Debtors dispute any Indenture Trustee Expenses, the Debtors shall (i) pay the undisputed portion of the Indenture Trustee Expenses and (ii) notify the Indenture Trustees with respect to any disputed portion of the Indenture Trustee Expenses within five (5) days after presentation of the invoices by the Indenture Trustees.

V.	Closing the Chapter 11 Cases

On and after the Effective Date, the Debtors or Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases of the Debtors except for the Chapter 11 Case of Bristow Parent and any other Debtor identified in the Restructuring Transactions Exhibit as having its Chapter 11 Case remain open following the Effective Date, and all contested matters relating to any of the Debtors, including objections to Claims, shall be administered and heard in the Chapter 11 Case of Bristow Parent, irrespective of whether such Claim(s) were Filed against a Debtor whose Chapter 11 Case was closed.

When all Disputed Claims have become Allowed or disallowed and all distributions have been made in accordance with the Plan, the Reorganized Debtors shall seek authority to close any remaining Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption or Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed pursuant to section 365 of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, unless such Executory Contract or Unexpired Lease is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions, rejections, and assumptions and assignments. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Backstop Commitment Agreement and Restructuring Support Agreement shall be assumed on the Effective Date, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s authorization for the Debtors to enter into the Backstop Commitment Agreement and Restructuring Support Agreement and perform any and all obligations of the Debtors thereunder.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the extent applicable, no change of control (or similar provision) will be deemed to occur under any such Executory Contract or Unexpired Lease.

If certain, but not all, of a contract counterparty’s Executory Contracts and/or Unexpired Leases are assumed pursuant to the Plan, the Confirmation Order shall be a determination that such counterparty’s Executory Contracts and/or Unexpired Leases that are being rejected pursuant to the Plan are severable agreements that are not integrated with those Executory Contracts and/or Unexpired Leases that are being assumed pursuant to the Plan. Parties seeking to contest this finding with respect to their Executory Contracts and/or Unexpired Leases must file a timely objection to the Plan on the grounds that their agreements are integrated and not severable, and any such dispute shall be resolved by the Bankruptcy Court at the Confirmation Hearing (to the extent not resolved by the parties prior to the Confirmation Hearing).

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any, shall be served with a notice of rejection of Executory Contracts and Unexpired Leases with the Plan Supplement. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with the Bankruptcy Court within 30 days after the date of the order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall pay all Cure Costs relating to Executory Contracts and Unexpired Leases that are being assumed under the Plan. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure Costs that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Solicitation Agent on or before 14 days after receiving the applicable Cure Notice. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, without the need for any objection by the Debtors or Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure Costs shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure Costs; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Costs despite the failure of the relevant counterparty to file such request for payment of such Cure Costs. The Reorganized Debtors also may settle any Cure Costs (with the reasonable consent of the Required RSA Parties) without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before the Confirmation Hearing. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Confirmation Hearing or at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure Costs, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of any Cure Costs shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors and Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any such unresolved dispute. If the Bankruptcy Court determines that the Allowed Cure Cost with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors (with the reasonable consent of the Required RSA Parties) shall have the right to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date subject to the applicable counterparty’s right to object to such rejection.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure Costs pursuant to this Article V.C shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Costs have been fully paid pursuant to this Article V.C, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Indemnification

On and as of the Effective Date, the Indemnification Obligations will be assumed, irrevocable with respect to any claims relating to acts or omissions occurring at or prior to the Effective Date, and will survive the effectiveness of the Plan, and the New Organizational Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ directors, officers, employees, or agents that were employed by, or serving on the board of directors (or similar governing body) of, any of the Debtors as of the Petition Date, to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and, notwithstanding anything in the Plan to the contrary, none of the Reorganized Debtors will amend and/or restate the New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights with respect to any claims relating to acts or omissions occurring at or prior to the Effective Date.

E.	Insurance Policies

Notwithstanding anything in the Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, including all D&O Liability Insurance Policies (including tail coverage liability insurance). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies, including the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies, including the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim or Claim for Cure Costs need be Filed, and shall survive the Effective Date.

On or before the Effective Date, the Debtors shall purchase and maintain tail coverage under the D&O Liability Insurance Policies for the six-year period following the Effective Date on terms no less favorable than under, and with an aggregate limit of liability no less than the aggregate limit of liability under, the existing D&O Liability Insurance Policies. In addition to such tail coverage, the D&O Liability Insurance Policies shall remain in place in the ordinary course during the Chapter 11 Cases.

F.	Employee Compensation and Benefits

1.	Compensation and Benefits Programs

Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

(a)	all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests in any of the Debtors;

(b)	any Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract;

(c)	any agreement or arrangement between a Debtor and a former insider as of the Petition Date; and

(d)	any deferred compensation plan for any participant that is not a current employee on the Effective Date; and

(e)	Compensation and Benefits Programs that have been rejected pursuant to an order of the Bankruptcy Court or is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases.

Any assumption of Compensation and Benefits Programs pursuant to the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Programs assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

2.	Workers’ Compensation Programs.

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claim on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

G.	Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

H.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims and Interests Allowed as of the Effective Date

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors (or the Reorganized Debtors) and the Holder of the applicable Claim or Interest, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.C. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no more frequently than once in every 90-day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion.

B.	Rights and Powers of the Distribution Agent

1.	Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

C.	Special Rules for Distributions to Holders of Disputed Claims

Except as otherwise agreed by the relevant parties: no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims in such Class.

Any fund established to hold consideration to be received under the Plan pending resolution of Disputed Claims shall be treated as a “disputed ownership fund” pursuant to Treasury Regulation section 1.468B-9. Any such fund shall, therefore, be subject to entity-level taxation. For the avoidance of doubt, any New Stock shall not be issued to such fund; rather, Reorganized Bristow Parent shall retain sufficient authorized, but unissued, New Stock and issue them directly to Holders of Claims following the resolution of Disputed Claims.

D.	Delivery of Distributions

1.	Record Date for Distributions

Except as provided herein, on the Distribution Record Date, the Claims Register shall be closed and the Debtors, the Reorganized Debtors, or any other party responsible for making distributions under the Plan shall be authorized and entitled to recognize only those record Holders listed on the Claims Register or any other transfer register for each Class of Claims as maintained by the Debtors or their agents, each of which shall be deemed closed as of the close of business on the Distribution Record Date, and there shall be no further changes in the record Holders of the applicable Claims. In addition, with respect to payment of any Cure Costs or disputes over any Cure Costs, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has thereafter sold, assigned, or otherwise transferred its Claim for Cure Costs. The Distribution Record Date shall not apply to Secured Notes and Unsecured Notes deposited with DTC, the Holders of which shall receive distributions in accordance with the customary procedures of DTC

2.	Distribution Process

The Distribution Agent shall make all distributions required under the Plan, except that with respect to distributions to Holders of Allowed Claims governed by a separate agreement, shall exercise commercially reasonable efforts to implement appropriate mechanics governing such distributions in accordance with the Plan and the terms of the relevant governing agreement. Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims and Allowed Interests, including Claims and Interests that become Allowed after the Effective Date, shall be made to Holders of record or their respective designees as of the Distribution Record Date: (a) to the address of such Holder or designee as set forth in the applicable register (or if the appropriate notice has been provided pursuant to the governing agreement in writing, on or before the date that is 10 calendar days before the Effective Date, of a change of address or an identification of designee, to the changed address or to such designee, as applicable); or (b) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the applicable register, no Proof of Claim has been Filed, and the Distribution Agent has not received a written notice of a change of address on or before the date that is 10 calendar days before the Effective Date. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan. Except as otherwise provided in the Plan, Holders of Claims and Holders of Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

3.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

4.	Fractional, Undeliverable, and Unclaimed Distributions

a.

Fractional Distributions. Whenever any distribution of fractional shares of New Common Stock or New Preferred Stock would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction to the nearest interest or share or dollar, as applicable, with half interests of shares, or any amount equal to $0.50, or less being rounded down. The total number of authorized shares of New Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

b.

Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such

Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is canceled pursuant to Article VI.D.4.c of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

c.

Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of 6 months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is comprised of New Common Stock or New Preferred Stock, each shall be transferred to the Backstop Commitment Parties on a Pro Rata basis. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

5.	Minimum; De Minimis Distributions

No Cash payment of less than $100 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

6.	Surrender of Canceled Instruments or Securities

On the Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article VI.D.6 shall not apply to any Claims and Interests that are Reinstated pursuant to the terms of the Plan.

E.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Distribution Agent shall request distributees to provide appropriate documentation that may be required for an exemption from withholding or reporting, and shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements unless an exception applies. Notwithstanding any provision in the Plan to the contrary, the Distribution Agent shall take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, or withholding distributions pending receipt of information necessary to facilitate such distributions. The Reorganized Debtors and the Distribution Agent reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. All Persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of the Plan to the contrary, each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

F.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor; provided that the Debtors shall provide 21 calendar days’ notice to the Holder prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 14 calendar days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Debtors shall provide 21 calendar days’ notice to the Holder of such Claim prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article VIII of the Plan), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

G.	Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may (but shall not be required to) set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

H.	Indefeasible Distributions

Any and all distributions made under the Plan shall be indefeasible and not subject to clawback.

I.	Allocation Between Principal and Accrued Interest

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Allowed Claims, to any portion of such Claims for accrued but unpaid interest.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) File and prosecute objections to Claims; (2) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims (with the reasonable consent of the Required RSA Parties), regardless of whether such Claims are in a Class or otherwise; (3) settle, compromise, or resolve any Disputed Claim (with the reasonable consent of the Required RSA Parties) without any further notice to or action, order, or approval by the Bankruptcy Court; and (4) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors will use commercially reasonable efforts to advance the claims resolution process through estimation or otherwise.

C.	Estimation of Claims

Before, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code and/or Bankruptcy Rule 3012 for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.	Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without an objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the later of (1) 180 days after the Effective Date and (2) such other period of limitation as may be specifically fixed by the Bankruptcy Court upon a motion by the Debtors or the Reorganized Debtors.

F.	Disallowance of Claims

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall not be Allowed or deemed Allowed, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein or as agreed to by the Debtors or the Reorganized Debtors, any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

G.	Amendments to Claims

On or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court to the maximum extent provided by applicable law.

H.	No Distributions Pending Allowance

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Reorganized Debtors.

I.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided herein.

J.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against the Debtors obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against the Debtors based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim (including applicable interest, if any such interest is Allowed).

ARTICLE VIII.

DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

B.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, their Estates, and any person seeking to exercise the rights of the Estates, including any successors to the Debtors or any Estates representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to the Debtors or any Estates representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, or that any Holder of any Claim or Interest could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part:

1. the Debtors, the business or contractual arrangement between the Debtors and any Released Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the 2019 Term Loan Facility, the Compensation and Benefit Programs, intercompany transactions, or the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Plan, the Disclosure Statement or the Rights Offering Procedures;

2. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Original RSA, the Original DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, or the Plan, including the Rights Offering, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility or the Amended and Restated 2019 Term Loan Facility;

3. the Chapter 11 Cases, the Disclosure Statement, the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing; or

4. any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including all avoidance actions or other relief obtained by the Debtors in the Chapter 11 Cases.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (ii) the rights of any party under any employment agreement or plan, (iii) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (iv) the rights of Holders of Allowed Claims to receive distributions under the Plan or (v) any Cause of Action the Debtors may have against Columbia Helicopters, Inc.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing release, which includes by reference each of the related provisions and definitions contained herein, and further, will constitute the Bankruptcy Court’s finding that the foregoing release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable, and reasonable; and (v) given and made after due notice and opportunity for hearing.

C.	Releases by Holders of Claims and Interests

As of the Effective Date, except as otherwise provided herein, each Releasing Party is deemed to have fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part:

1. the Debtors, the business or contractual arrangement between the Debtors and any Releasing Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the 2019 Term Loan Facility, the Compensation and Benefit Programs, intercompany transactions, or the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Plan, the Disclosure Statement or the Rights Offering Procedures;

2. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Original RSA, the Original DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, or the Plan, including the Rights Offering, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility or the Amended and Restated 2019 Term Loan Facility;

3. the Chapter 11 Cases, the Disclosure Statement, the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing; or

4. any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including all avoidance actions or other relief obtained by the Debtors in the Chapter 11 Cases.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (ii) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (iii) the rights of Holders of Allowed Claims to receive distributions under the Plan.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing release, which includes by reference each of the related provisions and definitions contained herein, and further, will constitute the Bankruptcy Court’s finding that the foregoing release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable, and reasonable; and (v) given and made after due notice and opportunity for hearing.

D.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions (including the 2019 Term Loan Facility Credit Agreement), the Original RSA, the Original DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, the Plan, the Rights Offering, the Rights Offering Procedures, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility, the Amended and Restated 2019 Term Loan Facility, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E.	Injunction

Except as otherwise expressly provided in the Plan or for obligations or distributions issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, shall be discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties or the Exculpated Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

F.	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

G.	Release of Liens

Except as otherwise specifically provided in the Plan, the Exit Facility Credit Agreement or the Amended and Restated 2019 Term Loan Credit Agreement, as applicable, the New PK Air Note, the New Macquarie Note or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors, or any other Holder of a Secured Claim. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Holders of Secured Claims shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent for the Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto. Notwithstanding the foregoing paragraph, this Article VIII.G shall not apply to any Secured Claims that are Reinstated pursuant to the terms of this Plan.

H.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as non-contingent, or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

I.	Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.	Subordination Rights

Any distributions under the Plan to Holders of Allowed Claims shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights. On the Effective Date, any such subordination rights shall be deemed waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan; provided, that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder or the Plan is revoked or withdrawn.

K.	Reservation of Rights of the United States

As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), nothing in the Plan, the Plan Supplement, or the Confirmation Order shall expand the scope of discharge, release, or injunction to which the Debtors or Reorganized Debtors are entitled under the Bankruptcy Code, if any. The discharge, release, and injunction provisions contained in the Plan, the Plan Supplement, and the Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any actions, including but not limited to any police or regulatory action, against anyone.

Notwithstanding anything contained in the Plan, the Plan Supplement, or the Confirmation Order to the contrary, nothing in the Plan, the Plan Supplement, or the Confirmation Order shall discharge, release, impair, or otherwise preclude: (a) any liability to the United States that is a “claim” within the meaning of section 101(5) of the Bankruptcy Code, irrespective of whether the claim arose on, after, or before the Confirmation Date; (b) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (c) any valid right of setoff or recoupment of the United States against any of the Debtors or Reorganized Debtors; or (d) any liability of the Debtors or Reorganized Debtors under police or regulatory statutes or regulations to any Governmental Unit (as defined by section 101(27) of the Bankruptcy Code) as the owner, lessor, lessee, or operator of property that such entity owns, operates, or leases on, before, and/or after the Confirmation Date. Nor shall anything in the Confirmation Order, the Plan, or the Plan Supplement: (a) enjoin or otherwise bar the United States and/or any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in this paragraph, (b) divest any court, commission, or tribunal of jurisdiction from resolving any matters relating to the liabilities and/or claims set forth in this paragraph, or (c) confer in the Bankruptcy Court jurisdiction over any matter as to which it would not have jurisdiction under the Bankruptcy Code.

Moreover, nothing in the Confirmation Order, the Plan, or the Plan Supplement shall release or exculpate any non-Debtor, including any Released Parties and/or Exculpated Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties and/or Exculpated Parties, nor shall anything in the Confirmation Order, the Plan, or the Plan Supplement enjoin the United States from bringing any claim, suit, action, or other proceeding against the Released Parties and/or Exculpated Parties for any liability whatsoever.

Nothing contained in the Plan, the Plan Supplement, or the Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan, the Plan Supplement, or the Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of the Plan, nor shall anything in the Plan, the Plan Supplement, or the Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505.

ARTICLE IX.

EFFECT OF CONFIRMATION OF THE PLAN

Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued on the Confirmation Date, pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, the following findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing. Upon entry of the Confirmation Order, any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact.

A.	Jurisdiction and Venue

On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the Southern District of Texas was proper as of the Petition Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334 and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.	Order Approving the Disclosure Statement

On [•], 2019, the Bankruptcy Court entered the Conditional Disclosure Statement Order which, among other things, (a) conditionally approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017 and (b) conditionally approved certain procedures and documents for soliciting and tabulating votes with respect to the Plan.

C.	Voting Report

Prior to the Confirmation Hearing, the Solicitation Agent filed the Voting Report. All procedures used to distribute solicitation materials to the applicable Holders of Claims and Interests and to tabulate the ballots were fair and conducted in accordance with the Conditional Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations. Pursuant to sections 1124 and 1126 of the Bankruptcy Code, at least one Impaired Class entitled to vote on the Plan has voted to accept the Plan.

D.	Judicial Notice

The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of the Bankruptcy Court and/or its duly appointed agent, including all pleadings and other documents Filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases (including the Confirmation Hearing). Resolutions of any objections to Confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference. All entries on the docket of the Chapter 11 Cases shall constitute the record before the Bankruptcy Court for purposes of the Confirmation Hearing.

E.	Transmittal and Mailing of Materials; Notice

Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, the Plan Supplement, the Confirmation Hearing, and the release and exculpation provisions set forth in Article VIII of the Plan, along with all deadlines for voting on or objecting to the Plan, has been given to (1) all known Holders of Claims and Interests; (2) parties that requested notice in accordance with Bankruptcy Rule 2002; (3) all parties to Unexpired Leases and Executory Contracts, and (4) all taxing authorities listed on the Schedules or in the Claims Register, in compliance with Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Conditional Disclosure Statement Order, and such transmittal and service were appropriate, adequate, and sufficient. Adequate and sufficient notice of the Confirmation Hearing and other dates, deadlines, and hearings described in the Conditional Disclosure Statement Order was given in compliance with the Bankruptcy Rules and such order, and no other or further notice is or shall be required.

F.	Solicitation

Votes for acceptance and rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Conditional Disclosure Statement Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations. The Debtors and their respective directors, managers, officers, employees, agents, affiliates, representatives, attorneys, and advisors, as applicable, have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Conditional Disclosure Statement Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII of the Plan. The Debtors and the Released Parties solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and they participated in good faith, and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, or purchase of New Stock and any debt securities that were offered or sold under the Plan and, pursuant to section 1125(e) of the Bankruptcy Code, and no Released Party is or shall be liable on account of such solicitation for violation of any applicable law, rule, or regulation governing solicitation of acceptance of a chapter 11 plan or the offer, issuance, sale, or purchase of such debt securities.

G.	Burden of Proof

The Debtors, as proponents of the Plan, have satisfied their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard. The Debtors have satisfied the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

H.	Bankruptcy Rule 3016(a) Compliance

The Plan is dated and identifies the proponents thereof, thereby satisfying Bankruptcy Rule 3016(a).

I.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

The plan complies with all requirements of section 1129 of the Bankruptcy Code as follows:

1. Section 1129(a)(1)–Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1121, 1122, 1123, and 1125 of the Bankruptcy Code.

a.	Standing

Each of the Debtors has standing to file a plan and the Debtors, therefore, have satisfied section 1121 of the Bankruptcy Code.

b.	Proper Classification

Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims, which are not required to be classified. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

c.	Specification of Unimpaired Classes

Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not Impaired.

d.	Specification of Treatment of Impaired Classes

Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Classes of Claims and Interests that are Impaired.

e.	No Discrimination

Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to less favorable treatment with respect to such Claim or Interest, as applicable.

f.	Plan Implementation

Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate and proper means for the Plan’s implementation. Immediately upon the Effective Date, sufficient Cash and other consideration provided under the Plan will be available to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Article IV and various other provisions of the Plan specifically provide adequate means for the Plan’s implementation.

g.	Voting Power of Equity Securities; Selection of Officer, Director, or Trustee under the Plan

The New Organizational Documents comply with sections 1123(a)(6) and 1123(a)(7) of the Bankruptcy Code.

h.	Impairment/Unimpairment of Classes of Claims and Equity Interests

Pursuant to section 1123(b)(1) of the Bankruptcy Code, (i) Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (Lombard (BULL) Term Loan Claims), Class 9 (Lombard (BALL) Term Loan Guarantee Claims), Class 10 (MCA and Other Customer Guarantee Claims) and Class 11 (Trade Claims) are Unimpaired under the Plan, (ii) Class 3 (2019 Term Loan Facility Claims), Class 4 (Secured Notes Claims), Class 6 (PK Air Credit Facility Claims), Class 7 (Macquarie Term Loan Credit Facility Claims), Class 8 (Unsecured Notes Claims), Class 12 (General Unsecured Claims), Class 15 (Existing Interests), and Class 16 (Section 510(b) Claims) are Impaired under the Plan, and (iii) Class 13 (Intercompany Claims) and Class 14 (Intercompany Interests) are either Unimpaired or Impaired under the Plan at the election of the Required RSA Parties.

i.	Assumption and Rejection of Executory Contracts and Unexpired Leases

In accordance with section 1123(b)(2) of the Bankruptcy Code, pursuant to Article V of the Plan, on the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed unless such Executory Contract or Unexpired Lease is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Debtors’ assumption and assignment of the Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases pursuant to Article V of the Plan governing assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code and, accordingly, the requirements of section 1123(b) of the Bankruptcy Code.

The Debtors have exercised reasonable business judgment in determining whether to reject, assume, or assume and assign each of their Executory Contracts and Unexpired Leases under the terms of the Plan. Each pre- or post-Confirmation rejection, assumption, or assumption and assignment of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan will be legal, valid and binding upon the applicable Debtor and all other parties to such Executory Contract or Unexpired Lease, as applicable, all to the same extent as if such rejection, assumption, or assumption and assignment had been effectuated pursuant to an appropriate order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code. Each of the Executory Contracts and Unexpired Leases to be rejected, assumed, or assumed and assigned is deemed to be an executory contract or an unexpired lease, as applicable.

j.	Settlement of Claims and Causes of Action

All of the settlements and compromises pursuant to and in connection with the Plan or incorporated by reference into the Plan comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.

Pursuant to Bankruptcy Rule 9019 and section 363 of the Bankruptcy Code and in consideration for the distributions and other benefits provided under the Plan, any and all compromise and settlement provisions of the Plan constitute good-faith compromises, are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable.

Specifically, the settlements and compromises pursuant to and in connection with the Plan are substantively fair based on the following factors: (a) the balance between the litigation’s possibility of success and the settlement’s future benefits; (b) the likelihood of complex and protracted litigation and risk and difficulty of collecting on the judgment; (c) the proportion of creditors and parties in interest that support the settlement; (d) the competency of counsel reviewing the settlement; the nature and breadth of releases to be obtained by officers and directors; and (f) the extent to which the settlement is the product of arm’s-length bargaining.

k.	Cure of Defaults

Article V of the Plan provides for the satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The Cure Costs identified in the Schedule of Assumed Executory Contracts and Unexpired Leases and any amendments thereto, as applicable, represent the amount, if any, that the Debtors propose to pay in full and complete satisfaction of such default claims. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V of the Plan, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

l.	Other Appropriate Provisions

The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for (i) distributions to holders of Claims and Interests, (ii) objections to Claims, (iii) procedures for resolving disputed, contingent, and unliquidated claims, (iv) cure amounts, procedures governing cure disputes, and (vi) indemnification obligations.

2. Section 1129(a)(2)–Compliance of Plan Proponents with Applicable Provisions of the Bankruptcy Code

The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019. In particular, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan was (i) pursuant to the Conditional Disclosure Statement Order; (ii) in compliance with all applicable laws, rules, and regulations governing the adequacy of disclosure in connection with such solicitation; and (iii) solicited after disclosure to Holders of Claims or Interests of adequate information as defined in section 1125(a) of the Bankruptcy Code. Accordingly, the Debtors and their respective directors, officers, employees, agents, affiliates, and Professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code.

3. Section 1129(a)(3)–Proposal of Plan in Good Faith

The Debtors have proposed the Plan in good faith and not by any means forbidden by law based on the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize.

4. Section 1129(a)(4)–Bankruptcy Court Approval of Certain Payments as Reasonable

Pursuant to section 1129(a)(4) of the Bankruptcy Code, the payments to be made for services or for costs in connection with the Chapter 11 Cases or the Plan are approved. The fees and expenses incurred by Professionals retained by the Debtors or the Creditors’ Committee shall be payable according to the orders approving such Professionals’ retentions, the Interim Compensation Order, other applicable Bankruptcy Court orders, or as otherwise provided in the Plan.

5. Section 1129(a)(5)–Disclosure of Identity of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy

Pursuant to section 1129(a)(5) of the Bankruptcy Code, information concerning the individuals proposed to serve on the Reorganized Bristow Parent Board and each such individual’s compensation upon Consummation of the Plan has been fully disclosed (in the Plan Supplement) to the extent available, and the appointment to, or continuance in, such office of such person is consistent with the interests of Holders of Claims and Interests and with public policy.

6. Section 1129(a)(6)–Approval of Rate Changes

Section 1129(a)(6) of the Bankruptcy Code is not applicable because the Plan does not provide for rate changes by any of the Debtors.

7. Section 1129(a)(7)–Best Interests of Creditors and Interest Holders

The liquidation analysis included in the Disclosure Statement, and the other evidence related thereto that was proffered or adduced at or prior to, or in affidavits in connection with, the Confirmation Hearing, is reasonable. The methodology used and assumptions made in such liquidation analysis, as supplemented by the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Confirmation Hearing, are reasonable. With respect to each Impaired Class, each Holder of an Allowed Claim or Interest in such Class has accepted the Plan or will receive under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

8. Section 1129(a)(8)–Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Each Impaired Class

Certain Classes of Claims and Interests are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. In addition, at least one Impaired Class that was entitled to vote has voted to accept the Plan. Because the Plan provides that the certain Classes of Claims and Interests will be Impaired and because no distributions shall be made to Holders in such Classes, such Holders are deemed conclusively to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

9. Section 1129(a)(9)–Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

The treatment of Administrative Claims, Professional Fee Claims, DIP Facility Claims, Other Priority Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

10. Section 1129(a)(10)–Acceptance by at Least One Impaired Class

At least one Impaired Class has voted to accept the Plan. Accordingly, section 1129(a)(10) of the Bankruptcy Code is satisfied.

11. Section 1129(a)(11)–Feasibility of the Plan

The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. Based upon the evidence proffered or adduced at, or prior to, or in affidavits filed in connection with, the Confirmation Hearing, the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, except as such liquidation is proposed in the Plan. Furthermore, the Debtors will have adequate assets to satisfy their respective obligations under the Plan.

12. Section 1129(a)(12)–Payment of Bankruptcy Fees

Article II.E of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a) in accordance with section 1129(a)(12) of the Bankruptcy Code.

13. Section 1129(a)(13)–Retiree Benefits

The Plan provides for the treatment of all retiree benefits in accordance with section 1129(a)(13) of the Bankruptcy Code.

14. Section 1129(a)(14)–Domestic Support Obligations

The Debtors are not required by a judicial or administrative order, or by statute, to pay any domestic support obligations, and therefore, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

15. Section 1129(a)(15)–The Debtors Are Not Individuals

The Debtors are not individuals, and therefore, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

16. Section 1129(a)(16)–No Applicable Nonbankruptcy Law Regarding Transfers

Each of the Debtors that is a corporation is a moneyed, business, or commercial corporation or trust, and therefore, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

17. Section 1129(b)–Confirmation of Plan Over Rejection of Impaired Classes

The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to the Classes presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code or that have actually rejected the Plan (if any). To determine whether a plan is “fair and equitable” with respect to a class of claims, section 1129(b)(2)(B)(ii) of the Bankruptcy Code provides in pertinent part that “the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property.” To determine whether a plan is “fair and equitable” with respect to a class of interests, section 1129(b)(2)(C)(ii) of the Bankruptcy Code provides that “the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.” There are no classes junior to the deemed (or actual) rejecting classes of claims or interests that will receive any distribution under the Plan. The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code.

18. Section 1129(c)–Confirmation of Only One Plan With Respect to the Debtors

The Plan is the only plan that has been filed in these Chapter 11 Cases with respect to the Debtors. Accordingly, the Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.

19. Section 1129(d)–Principal Purpose Not Avoidance of Taxes

The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

20. Section 1129(e)–Small Business Case

Section 1129(e) is inapplicable because these Chapter 11 Cases do not qualify as small business cases thereunder.

J.	Securities Under the Plan

Pursuant to the Plan, and without further corporate or other action, the New Stock and any debt issued or assumed by the Reorganized Debtors will be issued on the Effective Date subject to the terms of the Plan.

K.	Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by Holders of Claims, constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification, and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefit on, and is in the best interests of, the Debtors, their estates, and their creditors; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (f) is consistent with sections 105, 1123, 1129, and all other applicable provisions of the Bankruptcy Code; (g) given and made after due notice and opportunity for hearing; and (h), without limiting the foregoing, with respect to the releases and injunctions in Article VIII of the Plan, are (i) essential elements of the Restructuring Transactions and Plan, terms and conditions without which the Supporting Noteholders would not have entered into the Restructuring Support Agreement, (iii) narrowly tailored, and (iv) in consideration of the substantial financial contribution of the Supporting Noteholders, the Backstop Commitment Parties, and the other Rights Offering Participants under the Plan. Furthermore, the injunction set forth in Article VIII is an essential component of the Plan, the fruit of long-term negotiations and achieved by the exchange of good and valuable consideration that will enable unsecured creditors to realize distributions in the Chapter 11 Cases.

L.	Release and Retention of Causes of Action

It is in the best interests of Holders of Claims and Interests that the provisions in Article VIII of the Plan be approved.

M.	Approval of Restructuring Support Agreement, Backstop Commitment Agreement and Other Restructuring Documents and Agreements

All documents and agreements necessary to implement the Plan, including the Restructuring Support Agreement, the Backstop Commitment Agreement and the other Restructuring Documents are essential elements of the Plan, are necessary to consummate the Plan and the Restructuring Transaction, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable, and are hereby reaffirmed and approved, and subject to the occurrence of the Effective Date and execution and delivery in accordance with their respective terms, shall be in full force and effect and valid, binding, and enforceable in accordance with their respective terms, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, or other action under applicable law, regulation, or rule.

N.	Confirmation Hearing Exhibits

All of the exhibits presented at the Confirmation Hearing have been properly received into evidence and are a part of the record before the Bankruptcy Court.

O.	Objections to Confirmation of the Plan

Any and all objections to Confirmation have been withdrawn, settled, overruled, or otherwise resolved.

P.	Retention of Jurisdiction

The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

Q.	Plan Supplement

The Debtors filed the Plan Supplement, which includes the following documents: (a) the material New Organizational Documents; (b) the Exit Facility Credit Agreement and material related documents, if applicable; (c) the Amended and Restated 2019 Term Loan Credit Agreement and material related documents, if applicable, and the identity of the Amended and Restated 2019 Term Loan Facility Agent; (d) the schedule of Retained Causes of Action; (e) a disclosure of the members of the Reorganized Bristow Parent Board and their compensation; (f) the Schedule of Assumed Executory Contracts and Unexpired Leases; (g) the Schedule of Rejected Executory Contracts and Unexpired Leases; (h) the Restructuring Transactions Exhibit, if needed; (i) the form of the Management Incentive Plan; (j) the New Shareholders’ Agreement; (k) the Schedule of Other Customer Contracts; (l) the New Preferred Stock Agreement; (m) the New Common Stock Agreement; (n) the terms of the New Macquarie Note; and (o) the terms of the New PK Air Note. All such documents comply with the terms of the Plan, and the filing and notice of such documents was adequate, proper and in accordance with the Conditional Disclosure Statement Order, the Bankruptcy Code, and the Bankruptcy Rules.

ARTICLE X.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article X.B of the Plan:

1. The Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent in all respects with the Restructuring Support Agreement and otherwise in form and substance acceptable to the Debtors and the Required RSA Parties, and the Confirmation Order shall be a Final Order;

2. The DIP Order shall have been entered and no event of default shall have occurred and be continuing thereunder.

3. Each of the Plan, the Restructuring Documents, and all documents contained in any supplement to the Plan, including the Plan Supplement and any exhibits, schedules, amendments, modifications or supplements thereto, shall have been executed and/or filed, in form and substance consistent in all respects with the Restructuring Support Agreement and otherwise comply with the applicable consent rights (if any) set forth in this Plan for such documents and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement;

4. Either (i) the Exit Facility Documents shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the Exit Facility shall have been satisfied or duly waived in writing or (ii) the Amended and Restated 2019 Term Loan Credit Agreement has been executed and is in full force and effect;

5. The New PK Air Note and New Macquarie Note shall have been duly executed and delivered by all of the Entities that are parties thereto.

6. The Backstop Commitment Agreement and the Restructuring Support Agreement shall have been approved by entry of an order by the Bankruptcy Court and shall remain in full force and effect, all conditions shall have been satisfied thereunder, and there shall be no breach that would give rise to a right to terminate the Backstop Commitment Agreement or the Restructuring Support Agreement for which notice has been given in accordance with the terms thereof (including by the requisite parties thereunder), or such notice could have been given to the extent such notice is not permitted due to the commencement of the Chapter 11 Cases and the related automatic stay;

7. No court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting, in any material respect, the consummation of the Plan, the Restructuring Support Agreement or any of the Restructuring Documents or Restructuring Transactions contemplated thereby;

8. The Debtors shall have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions;

9. The Debtors shall have paid all Transaction Expenses then known or submitted to the Debtors;

10. All Allowed Professional Fee Claims shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court; and

11. The Debtors shall have implemented the Restructuring Transactions in a manner consistent in all respects with the Restructuring Support Agreement (subject to the consent rights set forth therein).

B.	Waiver of Conditions

The conditions to the Effective Date of the Plan set forth in Article X of the Plan may only be waived with the consent of the Debtors and the Required RSA Parties (such consents not to be unreasonably withheld) without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.	Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement or the Backstop Commitment Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity; provided, that all provisions of the Restructuring Support Agreement or the Backstop Commitment Agreement that survive termination thereof shall remain in effect in accordance with the terms thereof.

D.	Substantial Consummation

“Substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification of Plan

Effective as of the date hereof and subject to the consent of the Required RSA Parties: (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein, and, as appropriate, not resolicit votes on such modified Plan; and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

Subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim against a Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by a Final Order in the Chapter 11 Cases, and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.F.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15. enforce all orders previously entered by the Bankruptcy Court;

16. hear and determine disputes involving any matter related to the implementation of the Plan, provided, however, that upon the closing of the Exit Facility (or, if applicable, the execution of the Amended and Restated 2019 Term Loan Credit Agreement) and execution of the New Organizational Documents, disputes with respect to the Exit Facility and the New Organizational Documents that are not related to the Plan shall otherwise be governed by the jurisdictional, forum selection or dispute resolution clause contained in such document; and

17. hear any other matter not inconsistent with the Bankruptcy Code.

Notwithstanding the foregoing, the Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit are discharged or otherwise barred by the Confirmation Order or the Plan, or the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XII to the contrary, the Exit Facility (or, if applicable, the execution of the Amended and Restated 2019 Term Loan Credit Agreement), the New PK Air Note, the New Macquarie Note, and the New Organizational Documents shall be governed by the jurisdictional provisions contained therein.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article X.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.	Restructuring Documents

All Restructuring Documents, including the Final Cash Collateral Order, the Disclosure Statement, the other solicitation materials with respect to the Plan, the Conditional Disclosure Statement Order, the Plan, each document included in the Plan Supplement, the Backstop Commitment Agreement, the Confirmation Order, the DIP Facility Credit Agreement, the DIP Order, the Exit Facility Credit Agreement, the Amended and Restated 2019 Term Loan Credit Agreement, the New Organizational Documents, the Management Incentive Plan and the Rights Offering Procedures, shall be subject to the consent rights of the Required RSA Parties on the terms set forth in the Restructuring Support Agreement.

C.	Additional Documents

On or before the Effective Date, and subject to the terms of the Restructuring Support Agreement and the Backstop Commitment Agreement, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

D.	Dissolution of the Statutory Committees

On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee and its Professionals. The Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee or any other statutory committee after the Effective Date. Upon the dissolution of the Creditors’ Committee and any other statutory committee, the members of such committees and their respective professionals will cease to have any duty, obligation or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.

E.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor and Reorganized Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s or Reorganized Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

F.	Payment of Transaction Expenses

The Debtors and Reorganized Debtors, as applicable, will, on the Effective Date (or, to the extent not known or submitted to the Debtors for payment as of the Effective Date, promptly following receipt of an invoice therefor, whether incurred before or after the Effective Date) and to the extent invoiced in accordance with the terms of the applicable engagement letter (and, for the avoidance of doubt, no invoices shall be required to include itemized time detail), pay the Transaction Expenses (whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without the need for application by any such parties to the Bankruptcy Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise.

G.	Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

H.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

I.	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	Bristow Group Inc. 2103 City West Blvd., 4th Floor Houston, Texas 77042 Attn: Victoria Lazar with copies to:

Counsel to Debtors

Baker Botts L.L.P.

2001 Ross Avenue, Suite 900

Dallas, Texas 75201-2980

Attn:        James R. Prince

Omar J. Alaniz

Kevin Chiu

-and-

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112-4498

Attn:        Emanuel C. Grillo

Chris Newcomb

-and-

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn:        Richard G. Mason

Amy R. Wolf

Counsel to the Secured Notes Ad Hoc Group	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attn: Damian S. Schaible (damian.schaible@davispolk.com) Natasha Tsiouris (natasha.tsiouris@davispolk.com)

Counsel to the Unsecured Notes Ad Hoc Group

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:        Joshua A. Sussberg

(joshua.sussberg@kirkland.com)

Brian E. Schwartz

(brian.schwartz@kirkland.com)

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn:        Gregory F. Pesce

(gregory.pesce@kirkland.com)

J.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

K.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

L.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After any of such documents included in the Plan Supplement are Filed, copies of such documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Solicitation Agent’s website at https://cases.primeclerk.com/Bristow or the Bankruptcy Court’s website at https://www.pacer.gov/.

M.	Non-Severability

If, prior to Confirmation, the Bankruptcy Court holds any term or provision of the Plan to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Required RSA Parties; and (3) non-severable and mutually dependent.

N.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of the Supporting Noteholders and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

O.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

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Dated: August 1, 2019	BRISTOW GROUP INC. on behalf of itself and all other Debtors

By: /s/ Brian J. Allman
Name: Brian J. Allman Title: Senior Vice President and Chief Financial Officer

Exhibit A

Restructuring Support Agreement

[Omitted]